                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CHIRON CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]                                                            April 18, 1995

To the Stockholders of
CHIRON CORPORATION

    You are cordially invited to attend the Annual Meeting of Stockholders of Chiron Corporation ("Chiron" or the "Company") on May 18, 1995, at 10:00 a.m., which will be held at 1450 - 53rd Street, Emeryville, California 94608.

    The attached Notice of Annual Meeting and Proxy Statement explain the business to be conducted at the Annual Meeting.

    Also included in this package is Chiron's 1994 Annual Report. The Annual Report is in summary form, containing selected financial data, our letter to stockholders, and highlights of operations. You will find the Company's audited consolidated financial statements enclosed as a separate brochure in a pocket at the back of the Annual Report.

    Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                          EDWARD E. PENHOET

                                          EDWARD E. PENHOET,
                                            PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                               CHIRON CORPORATION
                               4560 HORTON STREET
                          EMERYVILLE, CALIFORNIA 94608

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          MAY 18, 1995, AT 10:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Chiron Corporation ("Chiron" or the "Company") will be held at 1450 - 53rd Street,
Emeryville, California, on Thursday, May 18, 1995, at 10:00 a.m., for the following purposes:

        1.  To elect four Class II directors to hold office for three years;

        2. To consider and vote upon a proposal to approve the Company's amended 1991 Stock Option Plan;

        3. To consider and vote upon a proposal to adopt the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan;

        4. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the current fiscal year; and

        5. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Stockholders of record at the close of business on March 31, 1995, will be entitled to vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at the principal executive office of the Company at 4560 Horton Street, Emeryville, California 94608.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          WILLIAM G. GREEN
                                          WILLIAM G. GREEN,
                                            SECRETARY

Emeryville, California
April 18, 1995

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of CHIRON CORPORATION, a Delaware corporation ("Chiron" or the "Company"), for the Annual Meeting of Stockholders of Chiron (the "Annual Meeting"), to be held at 1450 - 53rd Street, Emeryville, California 94608 at 10:00 a.m. on May 18, 1995, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 18, 1995.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in subsequent sections of this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

    The Company has one type of security entitled to vote at the Annual Meeting, its Common Stock (the "Common Stock"). If you were a stockholder of record of Common Stock at the close of business on March 31, 1995, you may vote at the Annual Meeting. Each share entitles you to one vote on each matter to come before the Annual Meeting. On March 31, 1995, there were 40,045,138 shares of Common Stock issued and outstanding. The Certificate of Incorporation of the Company does not provide for cumulative voting. If you were a stockholder of record of Cetus Corporation common stock at the close of business on March 31, 1995, and have not exchanged your Cetus common stock for Chiron Common Stock, you nevertheless may vote at the Annual Meeting. Each share of Cetus common stock entitles you to 0.3 of one vote on each matter to come before the Annual Meeting.

    If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed proxy is solicited by the Chiron Board of Directors and, when the proxy card is returned properly completed, it will be voted as you direct on your proxy card. You are urged to specify your choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3 and 4 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

    You may revoke or change your proxy at any time before it is exercised at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date than appears on the proxy you wish to revoke to the Secretary of Chiron, William G. Green, at the Company's principal executive office. You also may revoke your proxy by giving notice and voting in person at the Annual Meeting.

    The Company will pay the cost of soliciting these proxies, including the printing, handling, and mailing of the proxies and related material, and the actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy material to the beneficial owners of stock. To assure that holders of a majority of the stock will be present in person or by proxy at the Annual Meeting, certain officers, directors, and regular employees of Chiron may solicit proxies by telephone, telegraph, facsimile or in person. These persons will receive no extra compensation for their services.

                               VOTING PROCEDURES

    The four nominees for election as directors at the 1995 Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock, entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes.

    The affirmative vote of the majority of shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required to adopt the proposals relating to approval of the amended Chiron 1991 Stock Option Plan and adoption of the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan.

    The Inspector of Elections will treat an abstention or withholding of authority to vote on the election of directors by a stockholder present in person or represented by proxy at the meeting as unvoted for such purposes. The Inspector of Elections will treat an abstention as to the proposal relating to approval of the amended Chiron 1991 Stock Option Plan or the proposal relating to adoption of the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan by a stockholder present in person or represented by proxy at the meeting as a vote "against" the matter for such purposes. However, pursuant to Delaware law and the Company's Bylaws, broker non-votes as to the proposal relating to approval of the amended Chiron 1991 Stock Option Plan or the proposal relating to adoption of the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan are treated as shares of Common Stock not present, or represented, and not entitled to vote on such proposals, will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such proposals.

                             CIBA-GEIGY TRANSACTION

    Effective January 1, 1995, Ciba-Geigy Limited ("Ciba"), a Swiss corporation, and the Company closed a transaction (the "Closing") previously announced on November 21, 1994 to form a strategic partnership. Chiron and Ciba will collaborate to discover, develop, manufacture and market biotechnology and other healthcare products as the parties may agree from time to time on a global scale. Under the terms of the agreement, Chiron and Ciba will be preferred partners seeking to leverage the complementary strengths of the two companies through cooperative approaches, but each will remain independent to pursue projects outside of the partnership. As part of the transaction, Ciba purchased through a partial tender offer 11,860,467 shares of the Company's outstanding Common Stock from the stockholders at $117 per share. Ciba also acquired 6,600,000 new shares of Common Stock issued by Chiron in exchange for all the outstanding stock of Ciba Corning Diagnostics Corp. and Ciba's interests in The Biocine Company and JV Vax B.V. These newly acquired shares of Common Stock, when combined with the approximately 1,367,372 shares that Ciba already held, result in Ciba owning approximately 49.5 percent of the outstanding Common Stock of the Company.

    On November 20, 1994, Chiron and Ciba entered into an agreement (the "Governance Agreement") which contains terms relating to the corporate governance of the Company following the Closing and the acquisition and disposition of securities of the Company by Ciba and its subsidiaries. The Governance Agreement provides that, from and after the Closing, the Board of Directors of the Company will be comprised of 11 directors (each, a "Director"), and the number of directors may be increased only as described below. The Nominating Committee of the Board of Directors (the "Nominating Committee") will nominate persons to serve as Directors as described below and each person so nominated will be included in management's slate of nominees for each annual meeting of the stockholders of the Company. The Governance Agreement further provides that the Nominating Committee will nominate three persons to serve as management Directors (each a "Management Director"), two of whom will be the two most senior executives of the Company and the third of whom will be an employee of the Company (or a person otherwise designated as a Management Director by the Nominating Committee). In addition, Ciba will have the right to designate three persons to serve as Directors (each, an "Investor Director"), any of whom may be officers or employees of Ciba or its affiliates. If, however, Ciba's Percentage Interest (as defined below) for any period is less than 30 percent but at least 20 percent, during that period Ciba will instead have the right to designate for nomination only two Investor Directors, and, if Ciba's Percentage Interest is less than 20 percent for any period, during that period Ciba will instead have the right to designate for nomination only one Investor Director. As used herein, "Ciba's Percentage Interest" means the percentage of voting power, determined on the basis of the number of shares of voting stock actually outstanding, that is controlled directly or indirectly by Ciba or any subsidiary of Ciba (other than the Company and its subsidiaries) including by beneficial ownership. Finally, the Nominating Committee will nominate the remaining Directors (the "Independent Directors"), each of whom must have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company and, under the terms of the Governance Agreement, must meet certain criteria demonstrating such person's independence from both Ciba and the Company. Pursuant to the Governance Agreement, on January 4, 1995, the Board of Directors elected three nominees of Ciba: Dr. Alex Krauer, Mr.
Pierre Douaze and Dr. Francois L'Eplattenier, to serve on the Board as representatives of Ciba.

    Under the terms of the Governance Agreement, Ciba agreed that in any election of directors or any meeting of stockholders of the Company called expressly for the removal of directors, so long as the Board of Directors includes (and will include after any such removal) the number of Investor Directors contemplated by the Governance Agreement, Ciba and its affiliates will be present for purposes of establishing a quorum and will vote all their shares of voting stock (i) in favor of any nominee or director selected or removed in accordance with the terms of the Governance Agreement, (ii) in favor of removal of any Director in circumstances where the number of Investor Directors is more than required under the terms of that Agreement and (iii) otherwise against the removal of any director designated in accordance with the Governance Agreement. In any other matter submitted to a vote of the stockholders of the Company, Ciba may vote any or all of its shares in its sole discretion unless such matter was approved by Ciba or a majority of the Investor Directors in accordance with the terms of the Governance Agreement, in which case Ciba and its affiliates will cast all their votes in favor of such matter. Because a majority of the Investor Directors have approved the amended 1991 Stock Option Plan and the adoption of the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan which are the subjects of Proposals 2 and 3 of this Proxy Statement, the Company anticipates that Ciba will cast all of its votes in favor of such matters at the Annual Meeting.

    STANDSTILL. Under the terms of the Governance Agreement, during the period beginning at the Closing and terminating at January 15, 2000 (the "First Standstill Period"), Ciba has agreed that it will not, directly or indirectly, purchase or otherwise acquire any Equity Securities (as defined below) from any person other than the Company unless (i) such acquisition is a Market Purchase (as defined below) and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 49.9 percent,
(B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its affiliates of Equity Securities that has been approved by a majority of the Independent Directors as described below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its affiliates by the Company) that increases Ciba's Percentage Interest.

    As defined in the Governance Agreement, "Equity Securities" means (i) the Common Stock and any other voting stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other voting stock or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other voting stock, and "Market Purchase" means an acquisition of Equity Securities that is within the definition of "Rule 10b-18 Purchase" under Rule 10b-18 under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 20, 1994 that satisfies the conditions of paragraph (b) of Rule 10b-18.

    During the period beginning at the end of the First Standstill Period and terminating at the date that Ciba and its affiliates become the beneficial owners of all outstanding shares of Equity Securities, Ciba has further agreed that it will not, directly or indirectly, purchase or otherwise acquire any Equity Securities from any person other than the Company unless (i) such acquisition is a Market Purchase and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 55 percent, (B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its affiliates of Equity Securities that has been approved by a majority of the Independent Directors as described below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its affiliates by the Company) that increases Ciba's Percentage Interest.

    Except with respect to a Buyout Transaction (as defined below), the Governance Agreement provides that any other purchase or acquisition of Equity Securities by Ciba or its affiliates from any person other than the Company will require the approval of a majority of the Independent Directors acting solely in the interest of the unaffiliated stockholders and in granting such approval the Independent Directors, unless a majority of them decide otherwise, will require a purchase price for such Equity Securities reflecting a proportionate share of then prevailing Third Party Sale Value (as defined below), except that no such purchase may increase Ciba's Percentage Interest above 79.9 percent.

    As defined in the Governance Agreement, "Third Party Sale Value" means the value that an unaffiliated third party would be expected (based on financial analyses generally used by investment bankers in the preparation of a fairness opinion for an acquisition transaction) to pay for all the Equity Securities of the Company in an arm's-length transaction negotiated by a willing seller and a willing buyer.

    BUYOUT TRANSACTION. The Governance Agreement provides that, notwithstanding the standstill provisions described above, at any time after the sixth anniversary of the Closing, but as early as the fifth anniversary of the Closing if certain conditions exist, Ciba may propose and consummate a tender offer, merger, sale of substantially all of the Company's assets or similar transaction involving Ciba or one of its affiliates and the Company or the unaffiliated stockholders that (1) offers each unaffiliated stockholder the opportunity to dispose of all Equity Securities owned by such stockholder or otherwise provides for the acquisition of all Equity Securities owned by such stockholder, in each case for consideration reflecting such stockholder's proportionate share of consideration at least equal to Third Party Sale Value (the "Third Party Sale Value Consideration") and (2) for each class of Equity Securities, provides the same consideration for each security within such class (any such transaction being referred to herein as a "Buyout Transaction"). Under the terms of the Governance Agreement, a Buyout Transaction may only be consummated pursuant to certain procedures specified therein.

    The Governance Agreement provides that until Ciba and its affiliates beneficially own all outstanding shares of Equity Securities, Ciba and its subsidiaries will not (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal; or (ii) deposit any shares of voting stock into a voting trust or subject any shares of voting stock to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in or otherwise encourage the formation of, with respect to any shares of Common Stock, any group of persons formed for the purpose of acquiring, holding, voting or disposing of voting stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder, to file a statement on
Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting stock representing more than 5 percent of any class of voting stock then outstanding.

                             PRINCIPAL STOCKHOLDERS

    The following is the only person known by Chiron to own beneficially, as of March 31, 1995, 5 percent or more of the outstanding shares of its Common Stock.

    On March 31, 1995, there were 40,045,138 shares of Chiron Common Stock outstanding.

                                                                                  AMOUNT AND
                                                                                  NATURE OF
                                                                                  BENEFICIAL     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNERSHIP(1)   OF CLASS
- - -------------------------------------------------------------------------------  ------------  -----------
Ciba-Geigy Limited ............................................................   19,827,839        49.5%
 Klybeckstrasse CH-4002
 Basel, Switzerland

- - ------------------------

(1) Under the terms of the Governance Agreement, Ciba is permitted to acquire up to 49.9 percent of the Company's Common Stock through market purchases and to participate pro rata in certain issuances of new securities by the Company. In addition, in certain instances, under the terms of a Market Price Option Agreement between Ciba and the Company, Ciba is permitted to purchase Common Stock directly from the Company upon the satisfaction of certain conditions. See "Related Transactions" below for a further discussion of Chiron's relationships with Ciba.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of Chiron as of March 31, 1995, by each director and nominee to the Board of Directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, by such persons and other executive officers of Chiron. All shares are subject to the named person's sole voting and investment power.

                                                                                AMOUNT AND
                                                                                 NATURE OF
                                                                                BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER                                                       OWNERSHIP (1)  OF CLASS (2)
- - -----------------------------------------------------------------------------  -------------  ------------
Gilbert F. Amelio............................................................        10,624        *
Lewis W. Coleman.............................................................        12,617        *
Pierre Douaze................................................................         1,250        *
Donald A. Glaser.............................................................       102,338        *
William G. Green.............................................................        93,870        *
Alex Krauer..................................................................         1,250        *
Francois L'Eplattenier.......................................................         1,250        *
David W. Martin..............................................................        10,000        *
Edward E. Penhoet............................................................       250,819        *
William J. Rutter............................................................       640,851       1.6 %
Henri Schramek...............................................................        18,000        *
Jack W. Schuler..............................................................        34,970        *
Pieter J. Strijkert..........................................................        17,400        *
Dennis L. Winger.............................................................       102,306        *
All directors and executive officers as a group (28 persons).................     1,793,367       4.5 %

                                                                                   (FOOTNOTES ON FOLLOWING
                                                                                                     PAGE)

- - ------------------------
(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission, and in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Includes shares which are subject to options or warrants exercisable on or before May 30, 1995, in the following amounts: Dr. Amelio, 10,500 shares; Mr. Coleman, 12,000 shares; Mr. Douaze, 1,250 shares; Dr. Glaser, 37,650 shares; Mr. Green, 93,228 shares; Dr. Krauer, 1,250 shares; Dr. L'Eplattenier, 1,250 shares; Dr. Martin, 10,000 shares; Dr.Penhoet, 171,209 shares; Dr. Rutter, 226,209 shares; Dr. Schramek, 18,000 shares; Mr. Schuler, 34,167 shares; Dr. Strijkert, 17,400 shares; Mr. Winger, 100,075 shares; and all directors and executive officers as a group, 1,142,954 shares.

(2) Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options and warrants on or before May 30, 1995, by the persons named above and by all directors and executive officers as a group. The asterisk (*) indicates that the shares beneficially owned represent less than one percent of the shares outstanding.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    Chiron has three classes of directors serving staggered three-year terms. Three directors presently serve in Class I, four directors in Class II and four directors in Class III. This year, the following four directors presently serving in Class II are nominated to be reelected for three-year terms expiring in 1998: Drs. Gilbert F. Amelio, Edward E. Penhoet and Henri Schramek and Mr. Pierre Douaze. See "Ciba-Geigy Transaction" at pp. 2-4 for a discussion of matters relating to Ciba's voting of shares held by it and its affiliates in any election of directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

    The persons named on the enclosed proxy (the "proxy holders") will vote for election of the above-named nominees unless you have withheld authority for them to do so on your proxy card. In the unanticipated event that a nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable to or who will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed above.

    Information as to the nominees, and as to each other director whose term will continue after the 1995 Annual Meeting of Stockholders, is given below.

                                                                                                              SERVED AS
                    NAME                           AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
- - ---------------------------------------------      ---      ---------------------------------------------  ---------------
CLASS II (1998 CLASS)
  Gilbert F. Amelio..........................          52   President and Chief Executive Officer,                 1991
                                                             National Semiconductor Corporation
  Pierre Douaze..............................          55   Member of the Executive Committee of                   1995
                                                             management, Ciba-Geigy Limited
  Edward E. Penhoet..........................          54   President and Chief Executive Officer, Chiron          1981
                                                             Corporation
  Henri Schramek.............................          76   Retired; Former Member of the Board of                 1989
                                                             Directors, Ciba-Geigy Limited

CLASS III (1996 CLASS)
  Lewis W. Coleman...........................          53   Chief Financial Officer,                               1991
                                                             BankAmerica Corp.
  Francois L'Eplattenier.....................          56   Member of the Executive Committee of                   1995
                                                             management, Ciba-Geigy Limited
  William J. Rutter..........................          66   Chairman, Chiron Corporation                           1981
  Jack W. Schuler............................          54   Chairman, Stericycle Corporation                       1991

CLASS I (1997 CLASS)
  Donald A. Glaser...........................          68   Professor of Physics, of Molecular Biology,            1991
                                                             and of Neuroscience, University of
                                                             California, Berkeley
  Alex Krauer................................          64   Chairman of the Board and Chief Executive              1995
                                                             Officer, Ciba-Geigy Limited
  Pieter J. Strijkert........................          59   Advisor, Board of Management,                          1987
                                                             Gist-brocades Holding

CLASS II (1998 CLASS)

    GILBERT F. AMELIO has been President, Chief Executive Officer and member of the Board of Directors of National Semiconductor Corporation since joining that company in 1991. From 1988 until joining National Semiconductor, he was President of the Communications System Group at Rockwell International, and was President of Rockwell's Semiconductor Products Division from 1983 to 1988.
Previously, he held management and research positions with Fairchild Semiconductor Corporation and AT&T's Bell Laboratories. Dr. Amelio is a member of the Boards of Directors of the Semiconductor Industry Association, Sematech and Apple Computer.

    PIERRE DOUAZE has been a member of the Executive Committee of management of Ciba-Geigy Limited since 1991 and Head of the Pharma Division of Ciba since 1989.

    EDWARD E. PENHOET, a cofounder of the Company and a director since 1981, has served as Chief Executive Officer since the Company's inception. Dr. Penhoet has been a faculty member of the Biochemistry Department at the University of California, Berkeley, for 23 years. Since 1983, he has been an Adjunct Professor at that university.

    HENRI SCHRAMEK became a director of the Company in April 1989. He was with Ciba-Geigy Limited for thirty-eight years, having retired from operations in 1983 and having served as a Member of the Board of Directors of that company from 1983 to 1988 and as Vice Chairman of the Board of Directors from 1987 until 1988.

CLASS III (1996 CLASS)

    LEWIS W. COLEMAN is Vice Chairman of the Board of Directors and the Chief Financial Officer of BankAmerica Corp. Mr. Coleman joined Bank of America in 1986 as Executive Vice President and Chief Credit Officer, World Banking Group. He also has headed the Capital Markets Group and later served from 1990 to 1993 as Vice Chairman of the Board and Head of the World Banking Group at Bank of America. Mr. Coleman served with Bank of California from 1963 to 1973 and with Wells Fargo Bank from 1973 to 1986, in various positions.

    FRANCOIS L'EPLATTENIER has been a Member of the Executive Committee of management of Ciba-Geigy Limited since 1988.

    WILLIAM J. RUTTER is a cofounder of the Company and has served as its Chairman of the Board since the Company's inception. In 1969, Dr. Rutter joined the faculty of the University of California, San Francisco ("UCSF"), as Hertzstein Professor, and he served as Chairman of the Department of Biochemistry and Biophysics at UCSF from 1969 to 1982. From August 1983 through April 1989, in addition to his responsibilities at Chiron, Dr. Rutter was the Director of the Hormone Research Institute at UCSF. In May 1989, Dr. Rutter became a full-time employee of Chiron and consequently vacated the Directorship of the Hormone Research Institute. He became Professor emeritus in 1991.

    JACK W. SCHULER is Chairman of Stericycle Corporation, a company that processes, sterilizes and recycles medical waste. Prior to joining Stericycle, Mr. Schuler was President and Chief Operating Officer of Abbott Laboratories ("Abbott") from 1987 to 1989. He joined Abbott in 1972 as Director of Sales and Marketing for the diagnostics division, and held a series of diagnostic sales and management positions. He served on the Abbott Board of Directors from 1985 to 1989. Mr. Schuler is a member of the Boards of Directors of Somatogen and Medtronic, Inc.

CLASS I (1997 CLASS)

    DONALD A. GLASER was a founder of Cetus Corporation ("Cetus"), a member of its Board of Directors from 1971 to 1991, and Chairman of the Board of Scientific Advisors of Cetus. He has served on the faculty at the University of California, Berkeley, since 1959. Dr. Glaser received a Nobel Prize in Physics in 1960.

    ALEX KRAUER has been the Chairman of the Board and Chief Executive Officer of Ciba-Geigy Limited since 1987.

    PIETER J. STRIJKERT was a member of the Management Board of Gist-brocades N.V., a fermentation and pharmaceutical company headquartered in the Netherlands, from 1985 until 1993, and was Chairman of the Supervisory Board of International Bio-Synthetics BV, now called Bio-Specialties Division, originally a joint venture and now a division of Gist-brocades N.V., which is active in the areas of industrial enzymes, bio-fine chemicals, biopolymers, and biopesticides, from 1987 until 1991. He is now an advisor to the board of management of Gist-brocades Holding.

                           COMPENSATION OF DIRECTORS

    The Company pays each nonemployee director a retainer fee of $16,000 per year; an additional fee of $2,000 for each meeting of the Board of Directors attended in person; an additional fee of $500 for each telephone meeting of the Board of Directors; and a fee of $200 per hour, to a maximum of $1,000 per day, for time spent on meetings of Committees of the Board of Directors on days when no meeting of the Board of Directors is held. The Company also pays each nonemployee director serving as chairman of one of the Board Committees an additional retainer of $5,000 per year.

    Under the Company's 1991 Stock Option Plan (the "Option Plan"), the automatic option grant program provides that each nonemployee director will automatically be granted a non-statutory stock option ("Automatic Option Grant") to purchase 3,000 shares of the Company's Common Stock on the last day of the second quarter of each fiscal year, with an option price per share equal to the fair market value (as defined in the plan) of the Common Stock on that annual grant date. The option exercise price is payable in cash, or in shares of Chiron Common Stock held for at least six months, or with the proceeds of a same day sale of the option shares. Each person who is newly elected or appointed as a nonemployee member of the Board of Directors after the effective date of the Option Plan (other than on an automatic grant date) will receive, on the date of such election or appointment, an Automatic Option Grant to purchase a pro rata number of shares of Common Stock. The pro rata number will be determined by multiplying 250 by the number of whole calendar months between the date of the nonemployee director's election or appointment and the next automatic grant date and the option price per share will be equal to the fair market value of a share of Chiron Common Stock on the grant date. Each Automatic Option Grant will have a term of ten years measured from its grant date and will be exercisable at any time for all or any part of the number of granted shares. The shares purchased under the options are subject to repurchase by Chiron at the original exercise price in the event a nonemployee director ceases to provide service to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor. Chiron's repurchase right will lapse (and the optionee's interest in the purchased shares will vest) in a series of equal annual installments over a five-year period measured from the date of the automatic grant, provided the optionee continues to provide such services. Chiron's repurchase right will lapse in its entirety, and full vesting will occur, if, while providing such services, the optionee dies or is permanently disabled. In the event the optionee ceases to provide services to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor, the option may be exercised for a period of three months after the date of such cessation of services (12 months in the case of cessation by reason of disability or death). Discretionary provisions of the Option Plan are not applicable to the Automatic Option Grants. On the effective date of the Option Plan, the terms and conditions of outstanding automatic option grants under the Chiron 1982 Stock Option Plan were conformed to the Automatic Option Grants under the Option Plan; however, the term of the options was not extended.

    Of the current directors, Dr. Penhoet and Dr. Rutter are not eligible to receive Automatic Option Grants because they are employees of the Company. Mr. Schuler has waived his right to receive these grants for so long as he serves as consultant to the Company as described in the following paragraph.

    In December 1991, the Company retained Mr. Schuler as a consultant. The Company agreed to pay Mr. Schuler $200,000 per year of consulting, payable in monthly increments, and granted Mr. Schuler options to acquire 40,000 shares of Chiron Common Stock, vesting on a pro rata basis over four years.

    In May 1992, the Company retained Dr. Donald Glaser to consult with and advise the Company in the fields of general automation and technology and neurobiology over a period of three years at an annual retainer of not less than $45,000.

              INFORMATION CONCERNING BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of thirteen meetings during the fiscal year ended December 31, 1994. To assist in the discharge of its responsibilities, the Board of Directors has designated four standing committees. They are a Finance and Audit Committee (now called the "Audit Committee"), a Compensation Committee, an Employee Stock Option Committee and a Nominating Committee. The Governance Agreement provides that each such committee will generally continue to have the same responsibilities as held before the Ciba transaction. The number of Investor Directors on each committee (other than the Nominating Committee) will generally be the same proportion of the total membership of such committee as the number of Investor Directors is of the entire Board of Directors.

    The Audit Committee is responsible for finance, budget, audit, internal control, accounting, and related matters. This Committee, which consisted of Mr. Coleman, as Chairman, and Dr. Amelio, held five meetings in the Company's last fiscal year. At the first Board meeting after the Ciba transaction, the Board added Dr. Krauer to the Audit Committee and reappointed the Committee's other members.

    In May 1992, the Board of Directors consolidated its stock option committee, compensation committee and employee stock purchase plan committee into a single Compensation Committee. The members of the Compensation Committee are nonemployee directors and are ineligible to participate in any of the plans or programs which are administered by the Committee. The Committee's principal functions are to evaluate the performance of the Company's executive officers, to consider and plan for executive officer succession, to review and approve executive compensation, to review the design and competitiveness of the Company's compensation plans generally and to administer the Company's stock option and stock purchase plans pursuant to the terms of those plans. This Committee, which consisted of Dr. Amelio, as Chairman, and Drs. Strijkert and Schramek and Mr. Coleman prior to the Ciba transaction, held four meetings in the Company's last fiscal year. At the first Board meeting after the Ciba transaction, the Board added Dr. Krauer to the Committee and reappointed the Committee's other members. The Board has also delegated to an Employee Stock Option Committee, composed of Drs. Penhoet and Rutter, authority to make routine stock option grants calculated according to the policies, procedures and methodologies approved from time to time by the Compensation Committee to any employee or consultant except executive officers and directors.

    In February 1994, the Board of Directors established a Nominating Committee. The Nominating Committee is responsible for matters relating to composition of the Board of Directors including recruitment, nomination and succession. Under the terms of the Governance Agreement, the Nominating Committee will initially be comprised of two Independent Directors, one Management Director and one Investor Director. After the fifth anniversary of the Closing, so long as Ciba's Percentage Interest is at least 40 percent, an additional Investor Director will serve on the Nominating Committee. While the Nominating Committee will act by the vote of a majority of its members, the Governance Agreement provides that after the fifth anniversary of the Closing, so long as Ciba's Percentage Interest is at least 40 percent, the Management Director serving on the Nominating Committee will not be able to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand. In addition, after the eleventh anniversary of the Closing, so long as Ciba's Percentage Interest is at least 49 percent, the Governance Agreement provides that the Investor Director members of the Nominating Committee will have a deciding vote to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand (meaning that, with respect to any motion before the committee, if the two Investor Director members vote one way and the two Independent Director members vote the other way, the vote of the Investor Directors will control). No procedure has been established by the Nominating Committee for the consideration of nominees recommended by stockholders. However, stockholders of Chiron are entitled to nominate candidates for director at the Annual Meeting if they have complied with the advance notice procedures contained in the Company's Bylaws. The Nominating Committee consisted of Dr. Amelio, Mr. Coleman, Dr. Rutter and Mr. Schuler prior to the Ciba transaction. At the first Board meeting after the Ciba transaction, the Board added Dr. Krauer to the Committee, Mr. Schuler stepped down and the Board reappointed the Committee's other members.

    The Governance Agreement also contemplates the creation in the future of a Strategic Planning Committee with certain responsibilities, described below. The Governance Agreement provides that the Board of Directors will set and approve measurement standards to evaluate the Company's performance for each fiscal year of the Company. The Governance Agreement further provides that the Strategic Planning Committee of the Board of Directors will function from and after any fiscal year for which the Company fails to meet the applicable measurement standards and will continue to function until the measurement standards for a subsequent full fiscal year are fulfilled. The Strategic Planning Committee will, under the terms of the Governance Agreement, prepare and recommend to the Board of Directors a remedial plan intended to restore the Company to compliance with applicable measurement standards. In the event the Company fails to meet the measurement standards for two consecutive fiscal years, the Governance Agreement provides that thereafter until the measurement standards for a subsequent full fiscal year are fulfilled, in addition to the responsibilities of the Strategic Planning Committee described above, the Strategic Planning Committee will have the delegated power of the Board of Directors to set the compensation and terminate the employment of the executive officers of the Company. Under the terms of the Governance Agreement, the Strategic Planning Committee will be comprised of the three Investor Directors, three Independent Directors and one Management Director. While the Strategic Planning Committee will act by the vote of a majority of its members, the Governance Agreement provides that the Management Director serving on the Strategic Planning Committee will not be able to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand.

    Each director attended more than 75 percent of the combined total meetings of the Board of Directors and its Committees on which the director served at any time during the year.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain summary information for the fiscal years ended December 31, 1992, 1993 and 1994 concerning compensation paid to or accrued by the Company on behalf of, those persons who were, at December 31, 1994, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                             ---------------
                                                        ANNUAL COMPENSATION                      AWARDS
                                        ---------------------------------------------------  ---------------
                                                                              OTHER ANNUAL     SECURITIES        ALL OTHER
                                                                              COMPENSATION     UNDERLYING      COMPENSATION
     NAME AND PRINICPAL POSITION          YEAR     SALARY ($)    BONUS ($)        ($)          OPTIONS (#)        ($)(1)
- - --------------------------------------  ---------  -----------  -----------  --------------  ---------------  ---------------
Edward E. Penhoet ....................       1994   $ 373,338    $ 300,000    $    --              35,000        $   4,500
 President and Chief Executive Officer       1993     323,122      247,754         --              32,000            7,075
                                             1992     299,300      225,000         --              25,000            6,866
William J. Rutter ....................       1994     373,334      300,000         --              35,000            4,500
 Chairman                                    1993     322,917      247,754         --              32,000            7,075
                                             1992     322,659      225,000         --              25,000            6,866
William G. Green .....................       1994     311,000      200,000         --              10,000            4,500
 Senior Vice President, Secretary and        1993     299,621      125,750         --              17,400            7,075
 General Counsel                             1992     285,411      100,000         --                   0            6,866
Dennis L. Winger .....................       1994     248,800      150,000         --              10,000            4,500
 Senior Vice President, Finance and          1993     238,750      124,860         --              13,900            6,862
 Administration, and Chief Financial         1992     222,083      140,000         --                   0            5,301
 Officer
David W. Martin (2) ..................       1994     265,000      101,400    $  81,852(3)         30,000            4,500
 Senior Vice President; President,
 Chiron Therapeutics

- - ------------------------------
(1) "All Other Compensation" includes Company contributions under the Company's 401(k) Plan on behalf of each of the named executives to match pretax elective deferral contributions (included under Salary) made by each named executive to such plan.
(2)  Dr. Martin was not employed by the Company until January 1994.
(3) In 1994, in connection with the recruitment and relocation of Dr. Martin, the Company paid to and on behalf of Dr. Martin certain relocation expenses totalling $81,852.

                                 OPTION GRANTS

    The following table sets forth certain information regarding grants of stock options pursuant to the Company's 1991 Stock Option Plan during the fiscal year ended December 31, 1994, to the named executive officers. No stock appreciation rights were granted under that plan during fiscal year 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                           -------------------------------------------------------------       POTENTIAL REALIZED VALUE
                           NUMBER OF                                                           AT ASSUMED ANNUAL RATES
                           SECURITIES   % OF TOTAL                   MARKET                         OF STOCK PRICE
                           UNDERLYING     OPTIONS                   PRICE ON                       APPRECIATION FOR
                            OPTIONS     GRANTED TO     EXERCISE OR  DATE OF                        OPTION TERM (3)
                            GRANTED    EMPLOYEES IN    BASE PRICE    GRANT    EXPIRATION  ----------------------------------
          NAME               (#)(1)     FISCAL YEAR     ($/SH)(2)    ($/SH)      DATE     0% ($)(4)     5% ($)     10% ($)
- - -------------------------  ----------  -------------   -----------  --------  ----------  ----------  ----------  ----------
Edward E. Penhoet........    35,000         3.05%      $   78.125   $78.125     2/18/04   $ 275,157   $1,719,634  $4,357,890
William J. Rutter........    35,000         3.05%          78.125    78.125     2/18/04     275,157    1,719,634   4,357,890
William G. Green.........    10,000         0.87%          78.125    78.125     2/18/04      78,605      491,324   1,245,111
Dennis L. Winger.........    10,000         0.87%          78.125    78.125     2/18/04      78,605      491,324   1,245,111
David W. Martin..........    30,000         2.62%          83.125    83.125     1/03/04     197,627    1,568,305   3,924,395

- - ------------------------------
(1) The options become exercisable as to 25 percent of the granted shares on the first anniversary of the date of grant and, for the balance, in equal monthly installments over the 36-month period thereafter, so long as service with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become exercisable in the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation. However, an outstanding option will not be so accelerated if, in connection with such corporate transactions, the option is either assumed or replaced with a comparable option to purchase shares of capital stock of the successor corporation. With respect to the shares of Common Stock subject to each such option with respect to which the option first becomes exercisable after 1995, each optionee was granted the right, subject to approval of stockholders, to surrender for cancellation that portion of such option relating to 37.33 percent of such shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled. See "Proposal 2: Approval of Amended Stock Option Plan."
(2) Upon exercise, the exercise price and any related tax withholding obligations may generally be paid in cash, or, in the Compensation Committee's discretion, in shares of Common Stock held by the optionee for the requisite period to avoid a charge to Chiron's earnings and valued as of the exercise date, or under certain conditions from the proceeds of a same day sale of the shares acquired upon exercise of the option. The Compensation Committee may also assist an optionee in the exercise of an option by authorizing a loan from the Company for the purchase price and related tax obligations.
(3) In accordance with Securities and Exchange Commission rules, there are shown hypothetical gains or "option spreads" that would exist for the respective options. These rules require that the gains be based on assumed rates of annual compounded stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full ten-year option term. If these assumed rates of appreciation occur, the market price of Chiron Common Stock in the year 2004 would be $127.26 and $202.64 per share, respectively, at 5 percent and 10 percent annual compounded rates of appreciation regarding option grants to Drs. Penhoet and Rutter, Mr. Green and Mr. Winger and $135.40 and $213.94 per share, respectively, at 5 percent and 10 percent annual compounded rates of appreciation regarding the option granted to Dr. Martin. There can be no assurance that these assumed rates of appreciation or any appreciation will occur.
(4) The amounts shown in the table under the assumed annual rate of appreciation of 0% for the option term are based upon the assumption that each optionee will elect to surrender for cancellation the greatest possible portion of the option grant in consideration for the special cash payment from Ciba described in footnote 1 of this table. For the other assumed annual rates of appreciation listed in the table, the disclosure assumes that such option portion is not surrendered for cancellation, since such a surrender would realize less gain than exercise of the option at such assumed annual rates of appreciation.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides information with respect to the named executive officers as to option exercises by them in fiscal year 1994 and the unexercised options held by them at the end of fiscal year 1994. No stock appreciation rights were exercised in fiscal year 1994.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                  VALUE          OPTIONS AT FY-END (#)      OPTIONS AT FY-END ($)(2)
                            SHARES ACQUIRED      REALIZED     ----------------------------  -------------------------
          NAME              ON EXERCISE (#)       ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
- - -------------------------  -----------------  --------------  -----------  ---------------  ----------  -------------
Edward E. Penhoet........         25,000        $1,297,875       144,149         87,851     $8,095,750   $ 2,517,790
William J. Rutter........         --                --           199,149         87,851     11,842,625     2,517,790
William G. Green.........         --                --            82,554         34,846      3,634,943       944,047
Dennis L. Winger.........         --                --            95,502         18,398      5,651,235       227,094
David W. Martin..........         --                --                 0         30,000              0             0

- - ------------------------------
(1) Value realized is equal to market price of shares on date of exercise less exercise price.
(2) Value is calculated based on market price of shares at fiscal year-end ($80.125), less exercise price. With respect to the shares of Common Stock subject to each such option with respect to which such option first becomes exercisable before or after 1995, each optionee was granted the right, subject to approval of stockholders, to surrender for cancellation, that portion of such option relating to 37.33 percent of such shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled. See "Proposal 2: Approval of Amended Stock Option Plan."
     Including the amount that could be realized upon the exercise of such right, the fiscal year-end value would be as follows for each of the named executive officers: Edward E. Penhoet: Exercisable -- $10,080,178, Unexercisable -- $3,008,117; William J. Rutter: Exercisable -- $14,584,207, Unexercisable -- $3,008,117; William G. Green: Exercisable -- $4,771,468, Unexercisable -- $1,103,420; Dennis L. Winger: Exercisable -- $6,065,976, Unexercisable -- 369,421; David W. Martin: Exercisable -- $0, Unexercisable -- $197,627.

                               PENSION AGREEMENTS

    The Company has entered into supplemental pension agreements with two named executives: William G. Green and Dr. William J. Rutter.

    Mr. Green's supplemental pension agreement is a monthly benefit for life beginning at age 60. The benefit is based on an initial contribution of $110,000, plus an annual contribution for each year of service until Mr. Green is age 60, such that the annual contribution when added to the maximum employee and Company matching contribution under the Company's 401(k) Plan and any future retirement benefit shall not be less than $20,000. This amount shall be increased by an assumed 7 percent interest rate compounded annually. Taking into account certain assumptions about Internal Revenue Code limitations, and assuming Mr. Green makes the maximum 401(k) contribution under the Chiron 401(k) Plan, and receives the maximum matching contribution each year, the actuarial equivalent of Mr. Green's benefit at age 65 would be $48,921 annually for life.

    Dr. Rutter's benefit is meant to indemnify Dr. Rutter, up to an amount of $10,000 in any twelve-month period, for any University of California pension benefits he loses by reason of his change in status with the University from full-time to part-time. From age 65, Dr. Rutter would receive annual payments for life of approximately $6,084, increased each year by a 2.5 percent annual cost of living adjustment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, during 1994, Chiron's Compensation Committee consisted of Drs. Amelio, Strijkert and Schramek and Mr. Coleman.

    Under the Governance Agreement, subject to certain conditions, Ciba has agreed to nominate (and, at the end of each term, renominate) Dr. Rutter, Chairman of the Company, for election to Ciba's Board of Directors. Dr. Krauer has been the Chairman of the Board and Chief Executive Officer of Ciba-Geigy

Limited since 1987. Under the terms of the Governance Agreement, Dr. Krauer is serving on Chiron's Compensation Committee as a designee of Ciba. See "Ciba-Geigy Transaction" above at p. 2 and "Related Transactions" below at p. 18 for a further description of Chiron's relationships with Ciba.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

    Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee during 1994 were all nonemployee directors. Pursuant to Securities and Exchange Commission rules, the Compensation Committee is required to report its rationale and the considerations that led to fundamental executive compensation decisions as to Dr. Edward Penhoet, the Chief Executive Officer, and Dr. William Rutter, Mr. William Green, Mr. Dennis Winger and Dr. David Martin, the four executive officers other than Dr. Penhoet who, for 1994, were the Company's most highly paid executives (collectively with Dr. Penhoet, the "Senior Executives").

    Chiron's executive compensation program seeks to accomplish several major goals:

        - to motivate executives to achieve important business and individual performance objectives and to reward them when such objectives are met;

        - to recruit and subsequently retain highly qualified executive officers by offering overall compensation which is competitive with that offered for comparable positions in other biotechnology and pharmaceutical companies; and

        - to align the interests of executive officers with the long-term
          interests   of  stockholders   through  participation   in  the
          Company's stock option plan.

    The Compensation  Committee administers  executive compensation  to  support
Chiron's business mission of becoming a leading biotechnology company. In general, compensation and stock option awards of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Rather, the Committee has based its decisions regarding compensation for fiscal year 1994 for Dr. Penhoet and executive officers as a group on (i) a qualitative evaluation of the Company's overall performance in 1994, including the accomplishment of the strategic partnership with Ciba, the value realized by stockholders in the related tender offer, the enhanced prospects for realizing sustainable long-term appreciation in stockholder value through further investment in the Company's research and development and through partnership with and support of Ciba; (ii) analysis of compensation programs and amounts paid for comparable benchmark positions in other biotechnology and pharmaceutical companies and (iii) subjective assessment of each executive officer's individual performance and, where relevant, the performance of that officer's business unit or functional area of responsibility.

    Currently, the Company's executive compensation program consists of the following components: base salary, annual variable cash compensation and long-term incentive opportunities in the form of stock options.

CASH COMPENSATION (SALARY AND VARIABLE COMPENSATION)

    For 1994, the Compensation Committee continued the Company's approach that base salaries for executive officers should be measured by reference to the median (50th percentile) of salaries for benchmark positions in comparable companies. Further, the Compensation Committee provided that a significant

- - ------------------------
(1) The material in this report and under the caption "Common Stock Price Performance Graph" are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

portion of total cash compensation (salary plus variable compensation) should be in the form of annual variable cash compensation that is "at risk", dependent on individual, business unit and overall Company performance.

    The Company has retained an independent executive compensation firm in order to evaluate the appropriateness of the Company's executive compensation program. That firm has provided the Compensation Committee with annual survey data including analyses of comparable positions from a group of biotechnology and pharmaceutical companies. The survey information serves as a general reference for the Company and the Compensation Committee. In addition, survey information
(i) regarding the base salaries of comparable positions in the survey group at approximately the 50th percentile level is used as a reference to assess whether executive officer salary levels generally are competitive and (ii) regarding aggregate cash compensation of comparable positions in the survey group at approximately the 75th percentile level is a factor considered in establishing the upper end of the range of potential aggregate cash compensation for executive officers. However, because of many other factors, including those described above and the inherent lack of comparability between any individual officer's responsibilities, performance, and value to the Company and the average information from the survey group, no element of any executive officer's compensation is determined solely or principally by reference to the survey information. The survey group included biotechnology and pharmaceutical companies with median sales for 1994 of approximately $800 million and executive positions comparable in level and scope of responsibility to the executive positions within the Company. The Common Stock Performance Graph on p. 18 of this Proxy Statement provides stock performance information for groups of companies that include some, but not all, of the companies included in the survey data. For 1994, the average of all Company executive officer base salaries was slightly below the median of base salaries for comparable positions in the survey group and the average of total cash compensation (salary and variable compensation) for all Company executive officers was approximately at the median for total cash compensation for comparable positions in the survey group.

LONG-TERM INCENTIVES -- STOCK OPTIONS

    The Compensation Committee believes that stock option awards under the Company's 1991 Stock Option Plan serve to align the long-term interests of the Company's executive officers with those of its stockholders and assist in retention of executives.

    Under the Company's 1991 Stock Option Plan, the Company's executive officers are eligible to receive grants of options to purchase shares of the Company's Common Stock. The options are generally granted upon initial employment and annually thereafter with exercise prices generally equal to prevailing market price on the date of grant and, therefore, will have value to the executive only to the extent that the market price for the Company's stock increases. Stock options generally become exercisable or "vest" in increments over four (4) years, so long as service with the Company continues.

COMMITTEE PROCEDURES AND CONSIDERATIONS REGARDING 1994 EXECUTIVE COMPENSATION

    Annually, in the early part of each fiscal year, the Compensation Committee meets to consider Company performance and the performance of each executive officer. For 1994, this meeting occurred on February 23 and 24, 1995. The Committee reviewed the performance of the Company and the executive officers, other than the Senior Executives, and approved the base salary for 1995 and the variable compensation for performance in 1994 for each of them. The Committee then sought input from Drs. Penhoet and Rutter, the Chief Executive Officer and the Chairman of the Board, and other officers of the Company, as to performance evaluations and compensation for each Senior Executive other than Drs. Penhoet and Rutter. The Committee met in executive session to consider the performance of Dr. Penhoet and each of the Senior Executives. The Committee also met with the remaining members of the Board on February 24, 1995 to consider further the performance of Drs. Rutter and Penhoet. The Committee then approved the base salary for 1995 and the variable compensation for performance in 1994 for each of the Senior Executives. Similar meetings occurred in February 1994 to review performance for 1993 and determine each executive officer's base salary for 1994.

    Base salaries for executive officers, including the Senior Executives, were established by the Compensation Committee after considering the survey information concerning corresponding elements of compensation for comparable positions from the survey group of companies, as described above, as well as subjective criteria as to individual, business unit and Company performance.

    For 1994, the Compensation Committee concluded that the Company's overall performance in 1994 justified the favorable consideration of all executive officers, including Dr. Penhoet, for the awards of variable compensation. The principal factors which were then used to fix each officer's individual award were a subjective analysis of that individual's performance and the survey information concerning corresponding elements of compensation for comparable positions from the survey group of companies, as described above.

    The Compensation Committee, acting on the recommendation of an independent compensation consulting firm, granted options to executive officers, including the Senior Executives, in 1994. The amounts of such option grants to the Senior Executives are set out in the option grant table on page 12. In making annual grants for 1994 to executive officers, the Committee took into account a subjective evaluation of individual and business unit performance by each executive officer and the expected future contributions of each executive officer. The Committee did not consider, in determining the size of the option awards, the amounts of options already outstanding or previously granted and the aggregate size of the current awards.

CHIEF EXECUTIVE OFFICER COMPENSATION

    While Dr. Penhoet has the title President and Chief Executive Officer, many senior managerial responsibilities are shared between Drs. Penhoet and Rutter. Effective February 1, 1994, the Compensation Committee had approved for Dr. Penhoet a salary for 1994 of $375,000, representing an increase of approximately 15 percent and, on February 24, 1995, the Committee approved a variable compensation award for 1994 for Dr. Penhoet of $300,000. The Committee fixed the base salary and variable compensation of Dr. Penhoet after considering (i) his steady and dedicated work in building long-term stockholder value through employee development and skillful management of valuable technologies, (ii) his outstanding management guidance during an especially busy year, in particular in forming the Ciba alliance and (iii) his ability to work effectively and harmoniously with the Chairman and the Board and many external and internal constituencies. Effective February 1, 1994, the Compensation Committee approved for Dr. Rutter a salary for 1994 of $375,000, representing an increase of approximately 15 percent and, on February 24, 1995, the Committee approved a variable compensation award for 1994 for Dr. Rutter of $300,000. The Compensation Committee's decisions regarding Dr. Rutter's compensation were based upon his strategic vision and leadership of the Company. The Committee also considered corresponding elements of compensation for comparable positions from the survey group of companies. The base salary and total compensation of each of Drs. Rutter and Penhoet were below the median of such group.

    As described above, the Compensation Committee, acting on the recommendation of an independent compensation consulting firm, granted options to Dr. Penhoet and other Senior Executives in 1994, in the amounts set out in the option grant table on p. 12. The award to Dr. Penhoet was based on, among other things, information on his total compensation as well as a subjective assessment of his past performance and his anticipated future contributions to the Company's attainment of its long-term business goals.

    As indicated in the option exercise table on p. 13 above, in 1994, Dr. Penhoet exercised stock options that were granted to him in 1987 and which expire in 1997. The options had an exercise price per share equal to the market price of a share of the Company's Common Stock on the date the options were granted, and became exercisable or "vested" in increments with Dr. Penhoet's continued employment with the Company. Thus, the amount realized by Dr. Penhoet through exercise of the options resulted directly and solely from appreciation in the Company's stock price during his tenure as the chief executive officer of the Company.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Recently enacted Section 162(m) of the Internal Revenue Code ["Section 162(m)"] limits federal income tax deductions for compensation paid to each of the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

    The Company is proposing a 1995 Executive Officer Variable Cash Compensation Plan for the approval of stockholders at the Annual Meeting (see "Proposal 3:
Approval of 1995 Executive Officer Variable Cash Compensation Plan" at p. 33 below) which it believes will permit variable cash compensation awards in the future to qualify for the performance-based exception to the deduction limit. The Company also believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit. However, because final regulations have not been issued under Section 162(m), there can be no assurance that the variable cash compensation or the options will so qualify. Based on proposed regulations and commentary thereto, final regulations issued under Section 162(m) might require, as a condition to continuing exemption, certain changes to the composition of the Compensation Committee that may not be acceptable to the Board of Directors, because they would exclude representation of Ciba. If such regulations do require such changes and such changes are not made, compensation paid to named executive officers under such stock options and awards would generally cease to be exempt from the limitation of Section 162(m) on and after the first annual meeting of stockholders at which directors are to be elected that is held on or after January 1, 1996. However, compensation paid under stock options that were granted on or before February 17, 1993 would continue to be exempt.

    Certain cash payments to be made by Ciba to holders of Chiron stock options on November 20, 1994, including executive officers, are being specifically considered by stockholders for approval at the Annual Meeting (see "Proposal 2:
Approval of Amended Stock Option Plan -- Special Cash Payments Related to Ciba Transaction" at pp. 29-30 below), but, under proposed regulations issued by the Internal Revenue Service, will not be exempt from application of Section 162(m) even if specifically approved by the stockholders.

                                          COMPENSATION COMMITTEE

                                          Gilbert F. Amelio, CHAIRMAN
                                          Lewis W. Coleman
                                          Alex Krauer
                                          Henri Schramek
                                          Pieter J. Strijkert

                      COMMON STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total stockholder return on the Common Stock of Chiron for the five years ended December 31, 1994, with the cumulative total return on the NASDAQ Global Stock Index, the NASDAQ Pharmaceuticals Stock Index and the Hambrecht & Quist Health Care Stock Index over the same period. The graph assumes $100 were invested on December 31, 1989, in Chiron, and each of the three indices, and that dividends were reinvested. On November 21, 1994, Chiron and Ciba announced a series of transactions through which, among other things, Ciba would acquire approximately 49.9 percent of the outstanding Common Stock of the Company, including the purchase of up to 11,860,467 shares of Chiron Common Stock at $117 per share through a partial tender offer. On December 31, 1994, the tender offer was still outstanding. The tender offer closed on January 4, 1995 (effective January 1, 1995). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                 12/31/89 = 100

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 1989       1990       1991       1992       1993       1994
Chiron Stock                    100.0000   154.3860   244.7368   198.2456   294.7368   282.0175
NASDAQ - Global Stock Index     100.0000    85.0171   135.7082   157.3592   181.1530   175.2528
NASDAQ Pharmaceuticals          100.0000   119.9468   318.7806   265.5303   236.6343   178.3964
H&Q Health Care                 100.0000   144.0185   349.9190   300.0694   233.1971   235.1870

                              RELATED TRANSACTIONS

    From April 1987 through December 31, 1994, Chiron and an affiliate of Ciba each owned a 50 percent equity interest in The Biocine Company, a joint venture partnership formed for vaccine research. This joint venture contributed 9 percent of Chiron's 1994 revenues. In 1994, Ciba funded, at Chiron's request, Ciba's 50 percent share of the venture's expenses as well as $15 million of Chiron's share of the venture's expenses and assumed related losses in exchange for a preferred interest in future profits and cash flow from The Biocine Company. In 1992, Chiron and Ciba acquired the vaccine business of Sclavo SpA of Siena, Italy and renamed this business Biocine SpA. Through December 31, 1994, Chiron and Ciba each owned 50 percent of Biocine SpA and shared equally in its management, profits and losses and capital funding requirements.

    In November 1994, Chiron and Ciba entered into an Investment Agreement (the "Investment Agreement") which provided for the creation of a strategic partnership between the two companies and a partial tender offer by Ciba to purchase approximately 38 percent of the Company's outstanding Common Stock and the sale by Ciba to Chiron of its interests in The Biocine Company and J.V. Vax B.V. as well as all of the issued and outstanding shares of Ciba Corning Diagnostics Corp. ("the Ciba Biocine Business" and "CCD Shares"), in consideration for which Chiron sold to Ciba 6,600,000 shares of Chiron Common Stock and made a cash payment to Ciba of $24 million. The partial tender offer by Ciba and sale to Chiron of the Ciba Biocine Business and CCD Shares were completed on January 4, 1995 (effective January 1, 1995) (the "Closing").

    The Investment Agreement provides that, after the Closing, Ciba shall issue to a bank selected by Ciba and reasonably acceptable to the Company (the "Selected Bank") a guarantee for the benefit of the Company (the "Ciba Guarantee") pursuant to which Ciba will guarantee for the benefit of the Company a credit facility provided by the Selected Bank. The principal amount of the Credit Facility that may be outstanding at any time is $425 million (the "Maximum Borrowing Amount"), except that the Maximum Borrowing Amount shall be reduced by $1.50 for each $1.00 in additional funding (up to $50 million in such additional funding) requested by the Company under the Research and Development Support Agreement described below. The Company shall repay any outstanding amounts under the Credit Facility to the extent such amounts exceed the Maximum Borrowing Amount. The Company may not borrow or reborrow any amounts under the Credit Facility after the fifth anniversary of the Closing unless Ciba and the Company otherwise agree.

    The Investment Agreement provides further that simultaneously with the issuance of the Ciba Guarantee, the Company shall execute and deliver a reimbursement agreement (the "Reimbursement Agreement") pursuant to which the Company will agree to reimburse Ciba for any payments made by Ciba pursuant to the Ciba Guarantee as well as all reasonable out-of-pocket costs and expenses incurred by Ciba in connection with the Ciba Guarantee. The Company's obligations under the Reimbursement Agreement will be fully collateralized by any collateral, including equity securities of the Company, that is reasonably acceptable to Ciba. The Reimbursement Agreement also will contain a negative pledge covenant with respect to the collateral and such other terms and conditions as are customary to reimbursement agreements of its type.

    Pursuant to the Investment Agreement, as soon as practicable after the Closing, Ciba and the Company shall negotiate in good faith the terms of a Research and Development Support Agreement, which shall contain the following terms: (i) during the period commencing on January 1, 1995 and ending on December 31, 1999 (the "Funding Period"), the Company shall be entitled to present from time to time proposals for research and development programs ("R&D Ventures") that the Company shall desire Ciba to fund or partially fund; (ii) subject to the limitations set forth below, Ciba will fund its share of all development costs of R&D Ventures, which shall be 100 percent, or such lesser amount as the parties may agree (but not in excess of the maximum funding provided for in the Investment Agreement); (iii) the obligation of Ciba to fund R&D Ventures shall be subject to the following limitations: (a) in no event shall Ciba be obligated to provide funding to the Company in any calendar year during the Funding Period for R&D Ventures in an amount in excess of (x) $75 million in 1995 and (y) for calendar years thereafter, in equal annual portions of the remaining unexpended aggregate amount under (b) below; and (b) in no event shall (x) the aggregate amount of funding provided to the Company by Ciba LESS (y) the aggregate amount of any payments to or profits paid or earned by Ciba in connection with any product or products developed in any R&D Venture at any time during the Funding Period exceed $250 million; provided, however, that such amount may be increased, at the Company's request, to up to $300 million in consideration of a reduction in the Maximum Borrowing Amount (as defined above) at the rate of $1.00 of increased research and development funding for each $1.50 reduction of the Credit Facility; (iv) in consideration of the funding provided by Ciba for the R&D Ventures, and subject to the Company's buy-out right described below, but without thereby guaranteeing the successful conclusion of any project included in the R&D Ventures, the Company shall offer Ciba the opportunity to share in the market opportunities with respect to any product or products resulting from the R&D Ventures, which may be in the form of royalties, profit sharing or participation in distribution or sales activities in selected geographic markets or otherwise; and (v) the Company shall have the right, but not the obligation, with respect to R&D Ventures to repurchase all of the rights granted to Ciba upon tender by the Company to Ciba of payment in the amount of the Buyout Amount (as described below) in effect at the time of such payment for R&D Ventures; provided that such right shall expire if such tender is not made prior to January 1, 2002. The "Buyout Amount" means, as of any time, the amount equal to (i) the sum of all R&D funding payments made by Ciba to the Company prior to such time, PLUS (ii) a reasonable return on such payments which shall be agreed to by the parties upon commencement of the research and development program and which shall represent the time of value of money, LESS (iii) the aggregate amount of all payments or profits received by Ciba in connection with R&D Ventures, LESS (iv) a reasonable return on such payments which shall represent the time value of money. The Company shall be entitled to make the payment of the Buyout Amount in the form of cash or Common Stock, or a combination of the two.

    Ciba and the Company have also entered into the Cooperation and Collaboration Agreement regarding research and development collaborations, marketing and manufacturing arrangements, access of each party to the other party's technology and reciprocal most favored nation rights regarding certain licenses. Each party will be the preferred collaborator of the other with respect to research and development projects and activities in specific areas of identified interest. Under the Cooperation and Collaboration Agreement, each party has a right of first negotiation with respect to collaborations with the other party regarding certain research and development projects. The first such collaboration project contemplated by the parties is in the field of combinatorial chemistry. Neither party to such agreement, has the right to enter into any material research and development collaboration related to the Company's strategic mission with any third party if such third party's only material contribution to the collaboration is expected to be funding, unless such party has first offered the other party hereto the opportunity to enter into such collaboration on the same terms as such third party, provided that such restrictions shall not apply to collaborations with non-commercial sources of funding, including grants, or to financing arrangements with third parties in which the consideration to the third party is the return on financing. In addition, under the Cooperation and Collaboration Agreement, the parties have
(x) a reciprocal right of first refusal with respect to marketing certain products developed by the other party or with respect to which the other party has the right to market and (y) a reciprocal right of first negotiation with respect to manufacturing certain products developed by the other party or with respect to which the other party has the right to manufacture.

    Under the Governance Agreement, so long as Ciba has the right to designate for nomination at least one Investor Director, subject to certain exceptions, if the Board of Directors authorizes the issuance of any Equity Securities after the Closing, Ciba will have the right to purchase its Pro Rata Share of such securities. As used herein, "Pro Rata Share" means the fraction of an entire issuance of securities, the numerator of which shall be the number of shares of Common Stock owned by Ciba and its affiliates (other than the Company and its subsidiaries) immediately prior to such issuance of such securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such securities. If Ciba shall elect to purchase any such securities, such securities will be issued and sold to Ciba by the Company at the same time and on the same terms and conditions as the new securities are issued and sold to third parties (except that, if such securities are issued for consideration other than cash, Ciba shall pay the fair market value thereof, as determined in accordance with the Governance Agreement.

    Ciba  and  the  Company  have  also entered  into  the  Market  Price Option
Agreement pursuant to which Ciba shall have the right to purchase shares directly from the Company under the circumstances described below. Pursuant to the Market Price Option Agreement, the Company granted to Ciba Biotech Partnership, Inc. (hereinafter "Ciba Biotech") an irrevocable option (the "Option") to purchase on each exercise closing date, on the terms and subject to the conditions set forth therein, up to the number of newly-issued shares (the "Option Shares") equal, as of the related Exercise Date (as defined below), to the number of Shares that Ciba would be permitted to purchase from persons other than the Company as of such Exercise Date under the Governance Agreement.

    The Market Price Option Agreement provides that the Option may be exercised by Ciba Biotech (or its designee, which designee must be Ciba or a direct or indirect wholly owned subsidiary of Ciba), in whole or in part, at any time, or from time to time (the date of any such exercise being referred to as an "Exercise Date"), during the period beginning upon the Closing and ending on the date that Ciba and its affiliates become the beneficial owners of all outstanding shares of Equity Securities, so long as an Exercise Condition (as defined below) shall exist on such Exercise Date; provided, however, that Ciba Biotech may not exercise the Option at any time unless it owns Equity Securities representing at least 30 percent of the aggregate number of votes entitled to be voted in an election of directors of the Company by all the outstanding voting stock. The Option may be repeatedly exercised by Ciba Biotech; provided, however, that each exercise of the Option for fewer than the maximum number of Shares then issuable pursuant to an exercise of the Option shall be for at least that number of shares that results in a purchase price of $1 million.

    Pursuant to the Market Price Option Agreement an "Exercise Condition" shall exist if any of the following conditions are satisfied: (i) Ciba Biotech concludes that it is in any way legally (including as a result of any regulation) restricted from purchasing or otherwise acquiring any Equity Securities from any person other than the Company, including any restriction resulting from Ciba Biotech's possession of any non-public material information regarding the Company; (ii) Ciba Biotech concludes that there is insufficient liquidity in the open market to permit it to (A) purchase on the open market the amount of Equity Securities it desires to purchase within the time period during which it desires to make such purchases or (B) make such purchases within such time period without such purchases unduly affecting the price of any of such Equity Securities, in which case the Option may be exercised to the extent of such insufficient liquidity as determined by Ciba Biotech, or (iii) Ciba's
Percentage Interest is below 50 percent and Ciba Biotech desires, and is permitted under the Governance Agreement, to increase Ciba's Percentage Interest to a percentage exceeding 50 percent; provided that if as of any Exercise Date the only existing Exercise Condition is the condition specified in clause (iii) above, then Ciba Biotech shall not purchase through the exercise of the Option on such date any Shares that would increase Ciba's Percentage Interest to greater than 51 percent. The purchase price for any Shares purchased pursuant to an exercise of the Option shall be the Fair Market Value of such shares as defined in the Market Price Option Agreement.

    Ciba and the Company have also entered into the Subscription Agreement pursuant to which the Company shall have the right, exercisable at any time and from time to time during the eleven year period following the Closing, to require Ciba Biotech to acquire Common Stock of the Company directly from the Company at Fair Market Value (as defined below) up to the Subscription Amount. "Subscription Amount" means, initially $500 million, and thereafter, such amount as reduced by the aggregate price paid from time to time after the Closing by Ciba Biotech or any of its affiliates to the Company or any subsidiary of the Company for each purchase from the Company or any subsidiary of the Company of any Equity Securities of the Company by any of them, whether pursuant to the Market Price Option Agreement, the Governance Agreement, the Subscription
Agreement or otherwise except for (i) purchases by Ciba Biotech or its affiliates in connection with collaborations entered into by Ciba Biotech or its affiliates and the Company in accordance with the terms of the Cooperation and Collaboration Agreement or (ii) Equity Securities issued to Ciba or its affiliates in accordance with the terms of the Research and Development Support Agreement. Ciba Biotech's obligation to purchase any shares pursuant to the Subscription Agreement will be subject to the satisfaction as of the applicable closing date of certain conditions.

    The Governance Agreement provides that the Company will not enter into any material transaction with Ciba or any of its affiliates after the Closing (other than those expressly contemplated by the Investment Agreement, the Governance Agreement or any other ancillary agreement) unless a majority of the Independent Directors or holders of a majority of the voting power of the voting stock which is held by unaffiliated stockholders approve such transaction.

    Under the terms of the Investment Agreement, all holders of options to acquire shares of Common Stock under Chiron's 1991 Stock Option Plan on November 20, 1994, including executive officers and directors of the Company, were granted certain cash payment rights in connection with the Ciba transaction. These cash payment rights are discussed below under "Proposal 2: Approval of Amended Stock Option Plan -- Special Cash Payments Related to Ciba-Geigy Transaction" at pp. 29-31 and incorporated into this section of the Company's Proxy Statement by reference. The Company agreed that if any such cash payments by Ciba to Chiron executive officers, alone or when aggregated with other compensation payable to any such executive officers, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and/or would subject such individuals to a tax under Section 4999 of the Internal Revenue Code, the Company may pay such executive officers such additional amount or amounts as shall be necessary to assure that, on any date, the net after-tax amount realized by such executive officers from the compensation paid as a result of such cash payments from Ciba plus such additional amount shall equal the net after-tax amount that such individuals would have realized from the cash payment from Ciba if such additional tax were not imposed. The Internal Revenue Code's excess parachute provisions generally provide that if parachute payments exceed three times an individual's average compensation for the five tax years preceding the triggering event, the Company loses its deduction and the recipient is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation. Although the Company does not believe that any such cash payment by Ciba would constitute an "excess parachute payment", it nevertheless has agreed to so indemnify its executive officers in the event that such additional tax is imposed.

    In 1990, the Company entered into agreements with Bios Chile ("Bios"), a Chilean biotechnology company in which Dr. Pablo Valenzuela, Senior Vice President, holds an ownership interest. Dr. Bernardita Mendez, Vice President, Regulatory and Quality Affairs, who is married to Dr. Valenzuela, is the daughter of the general manager of Bios. Under the agreements, as amended: (a) Dr. Valenzuela will be permitted to contribute up to 20 percent of his work time in any year to Bios; (b) Chiron acquired 19 percent of the outstanding stock of Bios upon payment of $100,000, plus an option to acquire up to 50 percent of the outstanding stock upon payment of an additional $100,000; (c) Chiron will contribute equipment to Bios with a value of $250,000 in the first year of the agreement and $50,000 a year for ten years thereafter; (d) Chiron will pay a maximum of $25,000 per year for each of the next ten years for reasonable costs and expenses incurred by Dr. Valenzuela while performing services for Bios. In return, Bios will perform research services for Chiron valued at not less than $200,000 in the first year of the agreement and $50,000 a year for ten years thereafter. Chiron will have the right to commercialize, outside Latin America, any product of Bios and Bios will have the right to sell certain Chiron reagents for research purposes. In fiscal year 1994, the Company paid to Bios a total of $228,480 under various provisions of the above-mentioned agreements.

    Mr. Lewis Coleman, a director of the Company, is Chief Financial Officer of BankAmerica Corp. During fiscal year 1994, the Company paid $90,000 to a BankAmerica Corp. subsidiary in fees incurred in the ordinary course of business in connection with the management of a portion of Chiron's investment portfolio. The Company also maintains routine banking relationships with Bank of America N.T. & S.A., a subsidiary of BankAmerica Corp. The Company believes that fees and costs associated with all of these services are customary and reasonable in relation to the services rendered.

    In September 1990, Mr. William Green, Senior Vice President, Secretary and General Counsel, entered into an agreement with the Company which provides that the Company will maintain life insurance for him in the amount of $500,000 and that in the event Mr. Green's contributions or premiums associated with health or dental insurance exceed $4,500 in any year, the Company will pay the excess. Mr. Green's agreement with the Company further provides that in the event the Company terminates his employment without cause, all options to purchase shares of Common Stock of the Company granted to Mr. Green on his date of hire will immediately vest.

    In March 1993, the Company provided a loan of $1,000,000 to Dr. William J. Rutter, Chairman of the Board, to assist him in the renovation of a residence. The loan bore an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly and was due in full on or prior to March 3, 1998. The loan was secured by a second deed of trust on the property and a pledge of stock whereby Dr. Rutter granted Chiron a security interest in 45,000 shares of Chiron Common Stock owned by him. On December 30, 1994, Dr. Rutter repaid in full the amount outstanding on the loan. During the fiscal year ended December 31, 1994, the largest aggregate amount of indebtedness outstanding on the loan was $1,032,031.

    The Company has made several loans to Dr. Dino Dina, Vice President, Vaccines Research, and President, The Biocine Company, to assist him in the rebuilding of his residence following its destruction in the October 1991 Oakland/Berkeley fire and pending resolution of insurance coverage disputes. The first loan, made in 1992, was for $400,000 at a variable prime interest rate and was due in full on or prior to September 11, 1995. The second loan, made in December 1992 and January 1993, was for a total of $200,000 at a variable prime interest rate and was due in full on or prior to December 8, 1995. On April 1, 1993, the

Company loaned Dr. Dina an additional $200,000 at a variable prime interest rate. The loan was due in full on or prior to April 1, 1996. The loans were secured by a second deed of trust on the property and a pledge of stock whereby Dr. Dina granted Chiron a security interest in 10,000 shares of Chiron Common Stock owned by him. On April 12, 1994, Dr. Dina repaid in full the amount outstanding on the first loan made in 1992 and partially repaid the second loan. As of December 31, 1994, the amount outstanding on the remaining loans to Dr. Dina, including interest, was $294,387. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1994 on the three loans to Dr. Dina was $864,186. On January 31, 1995, Dr. Dina repaid in full the amounts outstanding on the two remaining loans.

    Pursuant to the provisions of an executive loan program adopted by the Board of Directors to promote stock ownership by executive officers, in December 1993, the Company provided a loan of $408,000 to Dr. Dina to enable him to purchase 34,000 shares of Chiron Common Stock through the exercise of a stock option. Under the terms of the program, Dr. Dina agreed: (1) to pledge to the Company 34,000 shares of Chiron Common Stock acquired by him as security for the loan;
(2) that the shares will be subject to an additional restriction on transfer which will lapse as to fifty percent (50 percent) of the shares after one year and the remainder after two years and (3) that in the event he leaves the employ of the Company prior to the lapse of the transfer restriction, for any reason other than death or permanent disability, the shares then subject to a restriction on transfer will be subject to repurchase by the Company at the original stock option exercise price. The loan bore an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly and was due in full on or prior to December 8, 1998. As of December 31, 1994, the amount outstanding on the loan to Dr. Dina, including interest, was $426,571. During the fiscal year ended December 31, 1994, the largest amount of indebtedness outstanding on the loan was $426,571. On January 31, 1995, Dr. Dina repaid in full the amount outstanding on this loan.

    In October 1993, the Company provided a loan of $1,000,000 to Dr. Edward E. Penhoet, President and Chief Executive Officer, to assist him in the purchase of a parcel of real property. The loan bore an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly and was due in full on or prior to October 21, 1998. The loan was secured by a second deed of trust on the property. As additional security for the loan, Dr. Penhoet agreed to transfer to the Company, when acquired, stock underlying vested stock options to purchase 30,651 shares of Chiron Common Stock held by him. On December 29, 1994, Dr. Penhoet repaid in full the amount outstanding on the loan. During the fiscal year ended December 31, 1994, the largest aggregate amount of indebtedness outstanding on the loan was $1,051,262.

    In September 1994, the Company provided a loan of $200,000 to Dr. William J. Link, Vice President of the Company and Chief Executive Officer of Chiron Vision Corporation, to assist him in financing his principal residence. The loan has a fixed interest rate of 7.75 percent and is due in full on or prior to September 2, 1999. The loan is secured by a second deed of trust on the property. As of December 31, 1994, the amount outstanding on the loan to Dr. Link, including interest, was $203,884. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1994 on the loan to Dr. Link was $203,884.

    In October 1993, the Company provided a loan of $400,000 to Dr. Mickey S. Urdea, Vice President, Nucleic Acid Systems Research and Development, to assist him in the renovation of a residence. The loan bears an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly and is due in full on or prior to October 11, 1995. The loan is secured by a second deed of trust on the property and a pledge of stock whereby Dr. Urdea granted Chiron a security interest in 3,105 shares of Chiron Common Stock held by him. As of December 31, 1994, the amount outstanding on the loan to Dr. Urdea, including interest, was $391,368. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1994 on the loan to Dr. Urdea was $399,288.

    In February 1994, in connection with his recruitment and relocation, the Company provided a loan of $450,000 to Dr. David Martin, Senior Vice President, and President, Chiron Therapeutics, to assist him in the purchase of a residence. The loan bears a variable prime interest rate and is due in full on or prior to February 9, 1999. The loan is secured by a second deed of trust on Dr. Martin's property in Pennsylvania. As of December 31, 1994, the amount outstanding on the loan to Dr. Martin, including interest, was $458,790. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1994 on the loan to Dr. Martin was $461,185. In 1994, in connection with the recruitment and relocation of Dr. Martin, the Company paid to and on behalf of Dr. Martin certain relocation expenses totalling $81,852.

    In August 1994, the Company provided a loan of $200,000 to Mr. Dennis L. Winger, Senior Vice President and Chief Financial Officer, to assist him in the purchase of real property. The loan bears an interest rate of 7.25 percent and is due in full on or prior to June 1, 1996. The loan is secured by a second deed of trust on Mr. Winger's residence. As of December 31, 1994, the amount outstanding on the loan to Mr. Winger, including interest, was $200,000. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1994 on the loan to Mr. Winger was $200,358.

    The Company has indemnification agreements with directors that (i) confirm the present indemnity provided to them by the Company's Bylaws and give them assurances that this indemnity will continue to be provided despite future changes in the Bylaws and (ii) provide that, in addition, the directors shall be indemnified to the maximum extent permitted by law against all expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred or paid by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer or similar official of any other company or enterprise when they are serving in such capacities at the request of the Company. The indemnification agreements further provide that expenses incurred by a director in such cases shall be paid by the Company in advance, subject to the director's obligation to reimburse the Company in the event it is ultimately determined that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement. However, no indemnity will be provided to any director under the agreements as described in clause (ii) of the first sentence of this paragraph on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or to constitute willful misconduct. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Exchange Act, as amended, or of any similar statutory provision, or on account of any remuneration paid to a director which is finally adjudged to have been paid in violation of law. The indemnification agreements also contain provisions designed to protect the Company from unreasonable settlements or redundant legal expenditures.

                                  PROPOSAL 2:
                     APPROVAL OF AMENDED STOCK OPTION PLAN

GENERAL

    The Board of Directors has adopted, subject to stockholder approval, an amended Chiron 1991 Stock Option Plan ("Plan" or "1991 Plan"), amended to include:

    (1) A limit to the number of shares with respect to which awards may be made under the Plan to a single individual during the term of the Plan to 1 million shares. The limit on the number of shares with respect to which awards may be made under the Plan to a single individual is intended to assure that, if certain other conditions are satisfied, stock options and stock appreciation rights and certain other awards granted under the Plan will not be subject to the $1 million annual deduction limit on executive compensation imposed by
Section 162(m) of the Internal Revenue Code, enacted in 1993.

    (2) The provisions required to implement the Investment Agreement to permit Ciba to make certain cash payments to employees and directors who held stock options on November 20, 1994. The cash payment rights allow holders of stock options to participate in the value inherent in the Ciba tender offer without requiring immediate exercise of their options. These payment rights are described under "Special Cash Payments Related to Ciba-Geigy Transaction".

    In addition, in August 1993, the Board adopted an amendment to the Plan which did not require stockholder approval to provide that, except for Substitute Options as defined in the 1991 Plan, Fair Market

Value of a share of Common Stock on any relevant date will be the average between the reported high and reported low price on the date in question of one share of Common Stock on the NASDAQ National Marketing System, rather than being based on a ten (10) day average as had previously been used to determine Fair Market Value under the 1991 Plan.

    The 1991 Plan was adopted originally by the Board of Directors ("Board") on June 14, 1991 and, as subsequently amended, was approved by stockholders on December 10, 1991 and May 13, 1993. As of January 1, 1995, approximately 1,639 employees (including officers and directors), 63 independent contractors and consultants, and 9 nonemployee directors are eligible to participate in the Plan. The Plan, as proposed to be amended ("Amended Plan"), is attached as Annex 1, to which reference is made for a complete statement of the Plan provisions. The market price of Chiron Common Stock on December 31, 1994 was $80.125. The following summary of certain amended Plan provisions is qualified, in its entirety, by reference to the Amended Plan.

GENERAL DESCRIPTION OF CHIRON 1991 STOCK OPTION PLAN AS AMENDED

    Pursuant to Securities and Exchange Commission rules, the Plan is described below in its entirety, incorporating the proposed amendments.

PURPOSE

    The purpose of the Plan is to enable Chiron to attract and retain employees, including officers and directors, nonemployee directors, independent contractors and consultants and to offer incentives and rewards that will encourage such individuals to acquire a proprietary interest in the Company, and to continue in the service of the Company and its subsidiaries.

ADMINISTRATION

    The Plan is administered by a committee or committees (the "Committee") appointed by the Board from among its members. Administration of the Plan with respect to officers subject to Section 16 of the Exchange Act will be by members who are "disinterested persons" as that term is defined in Rule 16b-3 under that Act. The Committee is generally authorized to construe and interpret the Plan, to establish appropriate rules and regulations, to select employees, independent contractors and consultants of the Company and its subsidiaries for participation and to specify the terms of awards granted under the Plan. Members of the Committee may be removed by the Board. In determining the terms, conditions and amount of each award, the Committee may take into account various criteria, including, among others, salary grade and performance of individuals.

    Chiron will pay all costs of administration of the Plan. The cash proceeds received by Chiron from the issuance of shares pursuant to the Plan will be used for general purposes.

SHARES AND TERM

    The stock subject to awards granted under the Plan is Chiron's authorized but unissued or reacquired Common Stock ("Common Stock") or shares of one or more series of Chiron's authorized but unissued or reacquired Restricted Common Stock (in the aggregate, "Company Stock"). The rights, preferences and privileges, together with restrictions and limitations, and the number of shares of each series of Restricted Common Stock issuable under the Plan, will be set forth in Chiron's Certificate of Determination of Preferences of Common Stock as in effect from time to time during the term of the Plan. The Company may repurchase shares in the open market or otherwise.

    Initially, the stockholders approved for issuance under the Plan, 4,500,000 shares of Company Stock in addition to the shares of Company Stock previously authorized by stockholders and remaining for issuance under the Chiron Corporation 1982 Stock Option Plan ("1982 Plan") and the Chiron Corporation 1984 Non-Qualified Plan ("Non-Qualified Plan") on December 10, 1991 (897,204 shares). Except as otherwise limited by the terms of this Plan, this amount will be subject to adjustment annually, without further stockholder approval, commencing on January 1, 1992, to authorize the grant of awards upon that number of additional shares of Company Stock equal to 1.50 percent of the number of Chiron Common Equivalent Shares outstanding as of the end of the preceding fiscal year. "Chiron Common Equivalent Shares" are the total number of shares of Common Stock outstanding plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities. Not more than 4,500,000 shares of Company Stock, plus the number of shares of Company Stock remaining for issuance under Chiron's 1982 Plan and Chiron's Non-Qualified Plan on the effective date of this Plan may be subject to Incentive Stock Options ("ISO") granted under this Plan. In no event will more than 500,000 shares of Restricted Common Stock be issued under this Plan.

    To the extent that an option expires or is terminated, or is canceled or forfeited for any reason (other than surrendered for a cash appreciation payment) without having been exercised in full, any remaining shares allocable to the unexercised portion of such option shall again become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason without being paid in cash or shares of Company Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall become available again for subsequent grants under the Plan. Restricted shares that have been issued but forfeited or repurchased by the Company shall not be available for the grant of new awards under the Plan. Shares attributable to the payment of a share unit in cash, and the payment of cash or a cash appreciation distribution upon the surrender or exercise of a stock option, or the payment of cash in lieu of shares under a restricted share or a share right, and shares forfeited or repurchased by Chiron pursuant to its forfeiture and repurchase rights under the Plan will not be available for subsequent grants under the Plan.

    Pursuant to one of the amendments that is the subject of this proposal, no individual may receive awards under the Plan over its term with respect to more than 1 million shares of Common Stock.

ELIGIBILITY

    Employees, including officers and directors, nonemployee directors, consultants and independent contractors of the Company or its subsidiaries, are eligible to receive awards under the Plan either as a reward for services rendered or as an incentive to continue in the Company's employ. Nonemployee directors are eligible only for automatic option grants, as described below.

GRANTS TO AWARD HOLDERS OF STOCK OPTIONS, RESTRICTED SHARES, SHARE RIGHTS AND SHARE UNITS

    The Committee may, from time to time, grant awards to one or more award holders that it determines is eligible to participate in the Plan. An award shall consist of either a stock option, a restricted share, a share right or a share unit.

    In order to assist an award holder in the acquisition of Company Stock pursuant to an award, the Committee may authorize the Company to extend secured or unsecured credit to the award holder (other than pursuant to the automatic option grant provisions of the Plan). The Committee may also permit an award holder to elect to have shares of the Company's Common Stock held by the award holder for the requisite period to avoid a charge to the Company's earnings ("Previously Owned Shares") applied to satisfy any withholding tax obligation incurred in connection with the award and may require or permit a portion of any Common Stock otherwise issuable under an award to be paid in cash instead of stock and applied to such a withholding tax obligation.

    STOCK OPTIONS

    Under the terms of the Plan, the Committee may grant an ISO, which satisfies the requirements of Section 422 of the Internal Revenue Code ("Code"), or a non-statutory option ("NSO"), which is not intended to satisfy the requirements of Section 422 of the Code.

    The Committee may determine the number of shares of Company Stock issuable under an option as well as the exercise date, the exercise price, and the exercise period of an option. However, the exercise price of an option may not be less than eighty-five percent (85 percent) of the fair market value (as defined in the Plan) of the option shares on the date of the grant of the option, or in the case of an ISO, one-hundred percent (100 percent) of the fair market value of the option shares on the date of the option grant. The duration of an option may not exceed ten years. Notwithstanding the foregoing, substitute options (defined below) will have exercise prices, terms and conditions determined in accordance with the relevant option agreements and adjusted, where applicable, for their conversion to options on Chiron Common Stock, and the terms of automatic option grants will be as described under "Automatic Option Grants to Nonemployee Directors."

    Following stockholder approval of the 1991 Plan and upon consummation of the mergers between Chiron and Cetus, Protos, and Chiron Ophthalmics, outstanding options under those companies' stock option plans and Chiron's prior option plans (including related limited stock appreciation rights) were converted, in the manner and at the exchange ratio specified in the merger agreements, into options to acquire Common Stock under this Plan. On the Effective Date of the Plan, outstanding automatic option grants under the Chiron 1982 Plan were conformed, other than to extend the term, to the automatic option grants under the Plan. Collectively, these options will be known as "substitute options."

    The exercise price is generally payable in full in cash or, in the Committee's discretion, in Previously Owned Shares or, under certain conditions, the proceeds of a same day sale of the award shares, or by means of the extension of secured or unsecured credit to the optionee.

    RESTRICTED SHARES, SHARE RIGHTS, AND SHARE UNITS

    Restricted shares, share rights and share units may be granted independently of other compensation or in lieu of compensation that would otherwise be paid in cash or stock options, whether at the election of the award holder or otherwise. The number of restricted shares, share rights or share units to be awarded in lieu of any cash compensation amount or number of stock options shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in fair market value. Restricted shares, share rights and share units may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify. The terms, conditions and restrictions to which restricted shares, share rights, and share units are subject will be determined in the sole discretion of the Committee, and may vary from grant to grant. The Committee shall determine whether any consideration is to be received by the Company or its subsidiaries as a condition precedent to the issuance of restricted shares or shares issued pursuant to share rights.

    With respect to restricted shares and share rights, the Committee may provide award holders with an election to receive a percentage of the total value of the Company Stock subject to their restricted shares or share rights in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee shall specify.

    A. Restricted Shares

    Restricted shares are shares of Company Stock, the retention and transfer of which is subject to terms and conditions (based on performance standards, periods of service or otherwise) determined by the Committee. At the time the restricted share award is made, the Committee will establish a restriction period applicable to such award. Generally, the award holder will have the right to enjoy all stockholder rights during the restriction period, except that a breach of the terms and conditions established by the Committee pursuant to the restricted share award will cause a repurchase or forfeiture of the restricted share award.

    B. Share Rights

    A share right consists of the right, subject to terms and conditions (based on performance standards, periods of service or otherwise) as the Committee shall establish, to receive shares of Company Stock, and if determined by the Committee, cash dividend equivalents.

    C. Share Units

    A share unit consists of the right to receive an amount in cash equal to the fair market value of one share of Company Stock on the date of valuation of the unit, including, if determined by the Committee, a cash dividend equivalent, less such amount, if any, as the Committee shall specify. The Committee shall determine the terms and conditions (based on performance standards, periods of service or otherwise), if any, to which any such payment will be subject. The award holder shall not be entitled to any interest in or to any dividend, voting, or other rights of a stockholder.

CORPORATE TRANSACTIONS

    In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation ("Corporate Transaction"), each award will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options, (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of a Corporate Transaction.

    However, the terms and conditions of any outstanding award will not be changed if the award is either assumed by the successor corporation, or replaced with a comparable award by the successor corporation.

AUTOMATIC OPTION GRANTS TO NONEMPLOYEE DIRECTORS

    On the last business day of the second quarter of each fiscal year of the Company after December 10, 1991, each incumbent, continuing nonemployee director will receive an NSO to purchase 3,000 shares of Common Stock ("automatic option grants") with an option price per share equal to the fair market value (as defined in the Plan) of one share of Common Stock on that grant date, payable in cash, or in shares of Common Stock held at least six months, or with the proceeds of a same day sale of the option shares. Each person who is newly elected or appointed as a nonemployee director after December 10, 1991 (other than on an automatic grant date) will receive, on the date of such election or appointment, an automatic option grant to purchase a pro rata number of shares of Common Stock. The pro rata number will be determined by multiplying 250 by the number of whole calendar months between the date of the nonemployee director's election or appointment and the next automatic grant date.

    Each automatic option grant will have the following terms: (1) the exercise price will be equal to the fair market value (as defined in the Plan) of the Common Stock on the date of grant, (2) the term of the option will be ten years,
(3) the option will expire if not exercised within ninety days after the optionee ceases to serve as a director, an employee, a consultant, or an independent contractor, or within twelve months after the optionee ceases to provide such services due to disability or death, (4) each automatic option grant will be exercisable at any time for all or any part of the number of granted shares, and (5) the shares will be subject to repurchase by the Company at the original exercise price if a nonemployee director ceases to provide services to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor. The Company's repurchase rights will lapse and the optionee's interest in the purchased shares will vest in equal annual installments over five years from the date of grant, provided the optionee continues to provide services to the Company. However, the optionee will be immediately and fully vested upon death or disability.

    Nonemployee members of the Board who were newly elected or appointed between July 1, 1990 and December 10, 1991 received grants on that date for a pro rata number of shares calculated as though the grant were made on the date that the nonemployee Board member was newly elected or appointed and as though the date that the nonemployee Board member received an automatic option grant (if any) under the Chiron 1982 Plan was an automatic grant date under this Plan.

ADJUSTMENTS

    Options, restricted shares, share rights, share units, and any agreements evidencing such awards shall be subject to adjustment by the Committee as to the number and, if applicable, price of shares of stock or other consideration obligation subject to such awards in the event of changes in the outstanding stock due to a change in the corporate or capital structure of the Company. In the event of any such change in the outstanding stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

CANCELLATION AND REGRANT OF OPTIONS

    Under the Plan, the Committee has the authority to effect at any time, with the consent of the affected option holders, the cancellation of any or all options outstanding under this Plan, the prior Cetus Stock Option Plans, the Protos Corporation 1988 Stock Option Plan, the Chiron Ophthalmics, Inc. 1986 Stock

Option Plan, the 1982 Plan and the Non-Qualified Plan (the "Prior Plans") (other than options granted under the automatic option grant provisions of these plans) and to grant in substitution therefor new options for the same or different number of shares with an exercise price not less than 85 percent of fair market value (as defined in the Plan) on the new grant date or 100 percent of fair market value if the new option is to be an ISO.

SURRENDER OF OPTIONS FOR CASH OR STOCK

    The Committee in its discretion may implement an option surrender program under the Plan through which one or more optionees may, under the terms and conditions established by the Committee, be granted the right to surrender all or part of an unexercised option for an appreciation distribution equal to the difference between the fair market value of the shares at the surrender date and the option price payable thereon. Such distribution may be made in shares of Company Stock valued at fair market value on the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, may decide. The option surrender provisions are not applicable to the automatic option grant provisions of the Plan.

REPURCHASE RIGHTS

    The Committee in its discretion may establish as a term of one or more awards granted under the Plan that the Company (or its assigns) will have repurchase rights, exercisable upon the award holder's termination of employment with, or cessation of services for, the Company and its subsidiaries. The Committee will also have the authority to provide for the automatic termination of the Company's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the automatic option grant provisions of this Plan) upon the occurrence of a Corporate Transaction.

RIGHT OF FIRST REFUSAL

    The Committee in its discretion may establish as a term of one or more awards granted under the Plan that the Company has a right of first refusal with respect to the proposed disposition by the award holder (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Company Stock acquired by the award holder. The instrument evidencing such right of first refusal will specify the terms and conditions of that right.

SPECIAL CASH PAYMENTS RELATED TO CIBA-GEIGY TRANSACTION

    Pursuant to one of the amendments that is the subject of this proposal, all holders of options to acquire shares of Common Stock under the 1991 Plan on November 20, 1994 were granted certain cash payment rights in connection with the Ciba transaction.

    Each optionee was granted the right to receive a cash payment from Ciba with respect to options outstanding on November 20, 1994 equal to (A) 37.33 percent of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares. The portion of each option which underlies each such cash payment is not canceled upon the optionee's receipt of the payment from Ciba.

    With respect to the remaining shares of Common Stock subject to each such option (i.e., those shares with respect to which the option first becomes exercisable before or after 1995), each optionee was granted the right, exercisable at any time during which such option remains outstanding and is exercisable with respect to such shares, to surrender for cancellation that portion of such option relating to 37.33 percent of such shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled.

    However, the grant and exercise of any such right with respect to any executive officer (i.e., an officer subject to Section 16 of the Exchange Act) or director of the Company was approved by the Compensation Committee and was made subject to stockholder approval of the grant of such right at the Company's 1995 stockholder meeting.

    The grant of such rights, which are made with respect to 1,858,776 optioned shares is in addition to, and does not count against, the limits on the number of shares with respect to which other awards under the Plan may be made to all individuals and/or a single individual. All payments in respect of such rights are to be made by Ciba. The Company has agreed that if the payment under any right would subject a recipient to an excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code ("Section 4999"), the Company will make such further cash payment to the recipient as may be necessary to provide the recipient with the same after-tax amount that he or she would have received in the absence of such excise tax. The Company does not believe that any payments under the rights constitute excess parachute payments. However, because neither final regulations nor other definitive guidance has been issued under Section 4999 relating to the type of transaction that triggers the application of that provision and the type and value of rights that constitute excess parachute payments, there can be no assurance that payments to certain officers and one-percent stockholders of the Company will not constitute excess parachute payments.

NEW PLAN BENEFITS

    The following tables contain information about (i) stock options granted under the Plan for the Company's fiscal year January 1, 1994 through December 31, 1994, and (ii) special cash rights granted in connection with the Ciba transaction to the named executive officers and directors and groups indicated.

                  STOCK OPTIONS GRANTED UNDER THE PLAN IN 1994

                                                                        NUMBER OF SHARES       AVERAGE EXERCISE
                                                                       SUBJECT TO OPTIONS           PRICE
                         NAME AND POSITION                                     (#)              OF OPTIONS ($)
- - --------------------------------------------------------------------  ---------------------  --------------------
Edward E. Penhoet...................................................           35,000             $   78.125
  President and Chief Executive Officer
William J. Rutter...................................................           35,000                 78.125
  Chairman
William G. Green....................................................           10,000                 78.125
  Senior Vice President, Secretary and General Counsel
Dennis L. Winger....................................................           10,000                 78.125
  Senior Vice President, Finance & Administration, and
  Chief Financial Officer
David W. Martin.....................................................           30,000                 83.125
  Senior Vice President; President, Chiron Therapeutics
Current executive officers as a group (19 persons)..................          231,300                 72.524
Non-Executive Director Group (9 persons)............................           15,000                 55.500
All employees, including all current officers who are not executive
 officers, as a group (1683 employees)..............................          900,521                 70.442

                   SPECIAL CASH RIGHTS GRANTED UNDER THE PLAN

                                                                                   AGGREGATE          NUMBER
                                                                                 DOLLAR VALUE        OF RIGHTS
                              NAME AND POSITION                                     ($)(1)            (#)(2)
- - -----------------------------------------------------------------------------  -----------------  ---------------
Edward E. Penhoet............................................................    $   7,156,223           86,613
  President and Chief Executive Officer
William J. Rutter............................................................        9,312,818          107,146
  Chairman
William G. Green.............................................................        3,325,765           43,830
  Senior Vice President, Secretary and General Counsel
Dennis L. Winger.............................................................        3,762,567           45,522
  Senior Vice President, Finance & Administration, and Chief Financial
   Officer
David W. Martin..............................................................          379,434           11,201
  Senior Vice President; President, Chiron Therapeutics
Current executive officers as a group (19 persons)...........................       40,043,463          513,108
Non-Executive Director Group (9 persons).....................................        3,185,962           48,158
All employees, including current officers who are not
 executive officers, as a group (1683 persons)...............................       78,892,317        1,297,510

- - ------------------------
(1) Based upon difference between $117 per share and exercise price of option to which each right relates.
(2) Of the rights in the table granted to the named executive officers and directors and groups indicated, the following number of rights at the dollar value indicated applicable to options which would first become exercisable in calendar year 1995 do not require that the optionee surrender for cancellation the portion of each option underlying each such right: Edward E. Penhoet -- 19,501 rights ($1,422,029); William J. Rutter -- 19,501 rights ($1,422,029); William G. Green -- 8,687 rights ($611,812);
     Dennis L. Winger -- 3,008 rights ($146,819); David W. Martin -- 5,367 rights ($181,807); current executive officers as a group -- 95,602 rights ($6,026,338); non-executive director group -- 8,325 rights ($500,383); all employees, including all current officers who are not executive officers, as a group -- 303,758 rights ($16,869,834).

AMENDMENT OR TERMINATION

    The Board may amend, suspend or discontinue the Plan at any time. Generally, the provisions of the Plan concerning automatic option grants may only be amended once every six months unless necessary to comply with the Internal Revenue Code. Without stockholder approval, the Board may not (1) materially modify the requirements for eligibility and participation in the Plan, (2) materially increase the number of shares which may be subject to awards granted under the Plan (except as provided above), or (3) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

    To the extent not inconsistent with the Plan, the Committee may modify or waive the terms of any outstanding award.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of certain federal income tax consequences of the Plan. This description does not purport to be complete.

    The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an optionee on exercise of an NSO. The ordinary income recognized will be equal to the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

    The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an optionee due to a "disqualifying disposition" of stock acquired pursuant to an ISO. A disqualifying disposition occurs if an optionee disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the optionee. In the case of a disqualifying disposition, the optionee will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the optionee would have recognized from the exercise of the option had the option been an NSO at the time of exercise.

    To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year exceeds the sum of $100,000, such options will be treated as NSOs. To the extent that an option may be surrendered for a special cash payment from Ciba, it will generally not qualify as an ISO.

    A recipient of restricted shares may be taxed in one of two ways: (1) the award holder pays tax when the restrictions lapse, or (2) makes a special election to pay tax in the year the grant is made. The value of the award for tax purposes is the fair market value of the shares at the applicable time, less any consideration paid by the award holder for the shares. This value is taxed as ordinary income. When the award holder is taxed, the Company receives a tax deduction at the same time and for the same amount. If an award holder elects to be taxed at grant, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until sale or other disposition of the stock. However, dividends in cash and stock will be treated as follows:

        a. if the above special tax election has been made, cash dividends paid to the award holder will be taxable dividend income to the award holder when paid, but the Company will not be entitled to any corresponding deduction; and

        b. if such election has not been made, the award holder will have taxable compensation income and the Company a corresponding deduction when the dividends are paid.

    A recipient of share rights recognizes no taxable income at the time of grant. However, when the conditions precedent to the issuance of shares pursuant to such share rights are satisfied, the award holder would recognize ordinary income equal to the fair market value on the date of issuance of the shares less any consideration paid by the award holder. Any cash dividend equivalent paid to holders of share rights is ordinary income. The Company will be entitled to a deduction equal to the award holder's ordinary income recognized pursuant to the issuance of shares under the award in the year recognized by the award holder.

    A recipient of a share unit recognizes no taxable income at the time of grant. Whether a share unit award is paid in cash or shares of Company Stock, the award holder will have ordinary income and the Company will have a corresponding deduction when the award is paid. The measure of such income and deduction will be the fair market value of the shares at the time of payment.

    If an award is accelerated as a result of a Corporate Transaction, all or a portion of the value of the award at that time may be a parachute payment for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the Corporate Transaction, the Company loses its deduction and the recipient is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation.

    A special cash payment from Ciba will constitute taxable income to the recipient at the time of payment. The Company believes that, subject to the limits of Section 162(m) of the Internal Revenue Code (applicable to certain officers of the Company, as discussed below), the Company will be entitled to a deduction for the amount of each such payment.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Recently enacted Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

    The Company believes that stock options granted to its executives with an exercise price equal to or greater than the fair market value of Common Stock on the date of grant will qualify for the performance based-compensation exception to the deduction limit, assuming that the amended Plan is approved by stockholders. However, because final regulations have not been issued under
Section 162(m), there can be no assurance that the options will so qualify. Based on proposed regulations and commentary thereto, final regulations issued under Section 162(m) might require, as a condition to continuing exemption, certain changes to the composition of the Compensation Committee that may not be acceptable to the Board of Directors, because they would exclude representation of Ciba. If such regulations do require such changes and such changes are not made, compensation paid to named executive officers under such stock options would generally cease to be exempt from the limitation of Section 162(m) on and after the first annual meeting of stockholders at which directors are to be elected that is held on or after January 1, 1996. However, compensation paid under stock options that were granted on or before February 17, 1993 would continue to be exempt.

    The cash payments to be made by Ciba are being specifically considered by stockholders at the Annual Meeting (see "Proposal 2: Approval of Amended Stock Option Plan -- Special Cash Payments Related to Ciba Transaction" at pp. 29-30 above), but, under proposed regulations issued by the Internal Revenue Service, will not be exempt from application of Section 162(m) even if specifically approved by the stockholders. As a result, if the amount of any such payment to any of the five executive officers of the Company subject to Section 162(m) in any fiscal year, together with other compensation paid to such officer in such fiscal year that is not exempt from the limitations of Section 162(m), exceeds $1 million, the Company will not be entitled to a deduction for the amount of such excess.

VOTE REQUIRED FOR APPROVAL OF THE AMENDED CHIRON 1991 STOCK OPTION PLAN

    The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the amended Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDED PLAN TO LIMIT THE NUMBER OF SHARES WITH RESPECT TO WHICH AWARDS MAY BE MADE UNDER THE PLAN TO A SINGLE INDIVIDUAL AND TO PROVIDE CERTAIN CASH PAYMENT RIGHTS IN CONNECTION WITH THE CIBA TRANSACTION.

                                  PROPOSAL 3:
       APPROVAL OF 1995 EXECUTIVE OFFICER VARIABLE CASH COMPENSATION PLAN

    Chiron Corporation's 1995 Executive Officer Variable Cash Compensation Plan (the "1995 Plan") was adopted by the Board of Directors on February 24, 1995, subject to approval by the stockholders at the Annual Meeting. The 1995 Plan as adopted by the Board of Directors was named the Chiron Corporation Executive Bonus Plan and was later renamed. For the officers eligible to participate in the new 1995 Plan, it will supersede the discretionary variable cash plan previously in effect. As of January 1, 1995, approximately

19 officers are eligible to be designated to participate in the 1995 Plan. A copy of the new 1995 Plan is attached as Annex 2 to this Proxy Statement. The following description of the 1995 Plan is a summary and does not purport to be fully descriptive. Reference is made to Annex 2 for more detailed information.

INTRODUCTION

    The 1995 Plan was established by the Company for the following purposes: (1) to promote the interests of the Company; (2) to provide incentives and rewards to senior executives, as a group and individually, who are largely responsible for the management, growth and profitability of the Company and (3) to focus incentives upon building value for stockholders by linking senior executive compensation to the Company's performance as measured by net income or the market value of the Company's stock.

    Section 162(m) of the Internal Revenue Code was signed into law on August 10, 1993, and provides that, effective January 1, 1994, publicly owned corporations like the Company may not deduct compensation in excess of $1 million per year paid to each of the Chief Executive Officer and the four other most highly paid executive officers unless the compensation is performance-based and paid under a stockholder-approved plan that satisfies certain conditions of
Section 162(m). The new 1995 Plan provides for the award of annual variable cash compensation for each year through 1999 to the officers of the Company at the level of Vice-President and above if one or more performance targets set for each year is met. The 1995 Plan is intended to promote the interests of the Company by providing incentives and rewards to its most senior executive officers and by qualifying such compensation as performance-based within the meaning of Section 162(m). Because final regulations have not been issued under
Section 162(m), however, there can be no assurance that such compensation will so qualify. The 1995 Plan is administered by the Compensation Committee of the Board of Directors or a subcommittee that currently meets the requirements of
Section 162(m) (the "Committee"). However, based on proposed regulations and commentary thereto, final regulations issued under Section 162(m) might require, as a condition to continuing exemption, certain changes to the composition of the Compensation Committee that may not be acceptable to the Board of Directors, because they would exclude representation of Ciba. If such regulations do require such changes and such changes are not made, compensation paid to named executive officers under the 1995 Plan would generally cease to be exempt from the limitation of Section 162(m) on and after the first annual meeting of stockholders at which directors are to be elected that is held on or after January 1, 1996. The 1995 Plan is not a guarantee to any participant of any bonus or continued employment.

ELIGIBILITY

    To participate in the 1995 Plan, an officer of the company at the level of Vice-President or above must be designated by name or position as eligible by the Committee no later than March 31 during a year the 1995 Plan is in effect or by such earlier date as may be required by Section 162(m). Absent special circumstances, no executive may participate in the 1995 Plan for any year in which he or she terminates employment for any reason other than normal retirement (after attainment of age 65), death, disability or involuntary termination without cause. In the event a participant's employment is terminated for any of such reasons, the Committee may reduce or cancel the participation of the executive. No executive subject to the 1995 Plan may participate in any other Company incentive or bonus plan unless approved by the Committee.

DETERMINATION OF AWARDS UNDER 1995 PLAN

    For each fiscal year, the Committee will establish a cash target for each eligible participant, either by name or position, which is payable only if a specified Company performance goal is satisfied for such fiscal year. A participant's cash target for any fiscal year is a specified percentage (not to exceed 150 percent) of that participant's salary for the fiscal year. However, in no event may a cash target exceed $1 million. Both the specified percentage and the Company performance goal for a fiscal year will be determined by the Committee within the first ninety (90) days of such fiscal year of the Company (or within such earlier period as shall be required under Section 162(m)).

    The performance goal of each fiscal year must be based on a specific measure of Company performance based upon either stock price or earnings or both. These measures could include the achievement of a specified closing or average closing price of Company common stock, the absolute or percentage increase in the closing or average closing price of Company common stock, one or more of the following measures of the

Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on equity or a percentage or absolute dollar increase in return on equity. The Committee may provide for alternative levels of bonus depending on relative performance toward a performance goal. The Committee may establish a goal based on one or more measures of stock price or net income or may establish multiple goals based on more than one measure, but any cash amount payable must be based on the satisfaction of at least one goal.

    For purposes of the 1995 Plan, net income means net income of the Company and its consolidated subsidiaries as reported by the Company and certified by its independent public accountants. However, in fixing any goal, the Committee may exclude any or all of the following if they have a material effect on annual net income: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/organization charges, acquisitions of businesses or technologies, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters), depreciation, interest or taxes.

    Final payouts are subject to the approval of the Committee and will be made as soon as practical after the close of the Company's financial books for the fiscal year. The Committee has the right to reduce or cancel any payout based on other circumstances relating to the performance of the Company or the participant.

NEW PLAN BENEFITS

    Because the amount payable to an executive under the 1995 Plan is subject to discretion as to the target amount, the performance goal selected and whether the amount resulting from achievement of such goal will actually be paid, neither the amount that will be paid in the future to any eligible executive nor the amount that would have been paid last year had the 1995 Plan been in effect is presently determinable.

DEFERRAL

    All or part of an award made under the 1995 Plan may be deferred with the approval of the Committee. Any amounts deferred will accrue earnings based on a reasonable rate of interest or on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein) such that the amount payable by the employer at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Amounts deferred and earnings thereon will be distributed to the executive at such time or times and in such manner as he or she may specify, subject, however, to any restrictions imposed by the Committee. Amounts deferred and interest accrued thereon are unfunded and unsecured obligations of the Company. A participant may not assign, pledge or otherwise encumber his or her interest in any deferred bonus but may designate a beneficiary to receive it in the event of the participant's death.

AMENDMENT AND TERMINATION

    The Company may amend, discontinue or terminate the 1995 Plan in whole or in part at any time, except that any amendment to the 1995 Plan that would change the class of executives eligible to receive awards, the permissible amount of such awards or any other amendment required to be made by the stockholders under
Section 162(m) must receive stockholder approval. No awards may be made for fiscal years beginning after 1999.

VOTE REQUIRED FOR APPROVAL OF NEW 1995 PLAN

    The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the 1995 Plan. If not approved, the 1995 Plan will not be implemented.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 PLAN.

                                  PROPOSAL 4:
                           RATIFICATION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG Peat Marwick") to serve as independent public accountants for Chiron for the current fiscal year. Ratification by the stockholders will be sought for the selection by the Board of Directors of KPMG Peat Marwick as independent public accountants to audit the accounts and records of Chiron for the fiscal year ending December 31, 1995, and to perform other appropriate services. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representatives so desire. In the event that a majority of the shares voting on the matter at the Annual Meeting does not vote for ratification of the selection of KPMG Peat Marwick, the Board of Directors will reconsider such selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company.

    On March 7, 1994, the Finance and Audit Committee of the Company's Board of Directors, by delegated authority of the Board of Directors, approved the engagement of the independent certified public accounting firm of KPMG Peat Marwick to audit the consolidated financial statements of the Company for the year ended December 31, 1994. Accordingly, the engagement of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors was discontinued effective upon conclusion of the audit of the Company's consolidated financial statements for the year ended December 31, 1993. The audit of the Company's consolidated financial statements for the year ended December 31, 1993 was completed on February 25, 1994.

    The reports of Ernst & Young on the Company's consolidated financial statements for each of the two fiscal years in the period ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1992 and 1993 and the subsequent interim period prior to March 7, 1994, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports.

    There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two fiscal years ended December 31, 1992 and 1993 and the subsequent interim period prior to March 7, 1994.

    The Company did not consult with KPMG Peat Marwick during the last two years or subsequent interim period prior to March 7, 1994 on either the application of accounting principles or type of opinion KPMG Peat Marwick might issue on the Company's financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY KPMG PEAT MARWICK AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

    The affirmative vote of the holders of a majority of the shares represented and voting on the matter will be required to ratify the selection of KPMG Peat Marwick.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for fiscal year 1994, the Company believes that all its officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 1994. Mr. Schuler filed late an amended Form 3 to reflect indirect ownership of 500 shares of the Company's stock held by his wife in December 1991 when he became a director.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders must be received at the Company's principal executive office by December 10, 1995. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    The Company has chosen again this year to print summary financial information for the fiscal year ended December 31, 1994 in its 1994 Annual Report, a copy of which is enclosed with this proxy material. The full audited consolidated financial statements of the Company and its subsidiaries and other required financial disclosures appear in a brochure enclosed inside the back cover of the Annual Report.

Dated: April 18, 1995                     BY ORDER OF THE BOARD OF DIRECTORS

                                          WILLIAM G. GREEN

                                          William G. Green,
                                            SECRETARY

                                                                         ANNEX 1

                         CHIRON 1991 STOCK OPTION PLAN
       [AS AMENDED AUGUST 14, 1993, APRIL 11, 1994 AND FEBRUARY 24, 1995]

I.  PURPOSES

    This Chiron 1991 Stock Option Plan ("Plan") is intended to enable Chiron Corporation ("Corporation") to attract and retain the following individuals by offering them incentives and rewards, in the form of options, restricted shares, share rights, and share units ("awards") which will encourage them to acquire a proprietary interest in the Corporation and to continue in the service of the Corporation or its subsidiaries: (a) employees (including officers and directors) of the Corporation and its subsidiaries, (b) non-employee members of the Board of Directors of the Corporation ("Board"), and (c) consultants and independent contractors who perform valuable services for the Corporation and its subsidiaries.

    In addition, the Plan is intended to permit the Corporation to satisfy its obligations in connection with options it will assume pursuant to the terms of the Agreement and Plan of Merger dated as of July 21, 1991 by and among the Corporation, Chiron Acquisition Subsidiary, Inc., and Cetus Corporation ("Agreement"). Upon consummation of the transactions described in the Agreement ("Merger"), the Plan will supersede Cetus Corporation's Amended and Restated Common Stock Option Plan and Cetus Corporation's Non-Employee Directors' Stock Option Plan ("Cetus Prior Plans"). Upon stockholder approval, this Plan will also supersede the following Chiron prior plans: the Protos Corporation 1988
Stock Option Plan (upon the merger of Protos into Chiron), the Chiron Ophthalmics, Inc. 1986 Stock Option Plan (upon the merger of Chiron Ophthalmics into a wholly owned subsidiary of Chiron), the Corporation's 1982 Stock Option Plan and the Corporation's 1984 Non-Qualified Stock Option Plan (collectively, "Chiron Prior Plans").

II.  ADMINISTRATION

    The Plan will be administered by a committee or committees appointed by the Board and consisting of one or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of award holders to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

    (a) 16(B). The composition of any committee responsible for administration of the Plan with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") with respect to securities of the Corporation will comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission.

    (b)    AUTHORITY.   Any  committee appointed  by  the Board  will  have full
authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of awards made under the Plan (which need not be identical). Decisions of a committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

III.  ELIGIBILITY FOR AWARDS

    (a) DISCRETIONARY AWARDS. From time to time the Committee may, in its discretion, select individuals from among the following categories to receive awards under the Plan:

        (1) EMPLOYEES. The Committee may select employees of the Corporation or its subsidiaries (including officers, whether or not they are also members of the Board).

        (2) CONSULTANTS AND INDEPENDENT CONTRACTORS. The Committee may select consultants and independent contractors whose services tend to contribute materially to the success of the Corporation or its subsidiaries or whose services may reasonably be anticipated to so contribute.

    (b)  AUTOMATIC GRANTS.   Members of the Board who  are not employees of  the
Corporation or its subsidiaries will receive options in accordance with, and only in accordance with, the Plan's automatic grant provisions.

    (c) SUBSTITUTE OPTIONS. Upon consummation of the Merger, outstanding options under the Cetus Prior Plans (including related Limited Stock Appreciation Rights) will be converted, in the manner and at the exchange ratio specified in the Agreement, into substitute options under this Plan to acquire Common Stock (as defined below). Upon stockholder approval and, with regard to the Protos prior plan options and the Chiron Ophthalmics prior plan options, consummation of the relevant mergers, outstanding options under the Chiron Prior Plans will be converted into options under this Plan. These options will preserve the exercise price of the outstanding options as adjusted, in the case of options under the Protos Corporation 1988 Stock Option Plan and the Chiron Ophthalmics, Inc. 1986 Stock Option Plan, to reflect the substitution of Common Stock. These options will also preserve the other terms and conditions of the outstanding options; provided, however, that on the Effective Date of this Plan, outstanding automatic option grants under the Corporation's 1982 Stock Option Plan will be conformed, other than to extend the term, to the Automatic Option Grants under this Plan. Collectively, these options will be known as "Substitute Options."

IV.  STOCK SUBJECT TO THE PLAN

    (a) CLASS. The stock subject to awards under the Plan is (i) the Corporation's authorized but unissued or reacquired Common Stock ("Common Stock"), or (ii) shares of one or more series of the Corporation's authorized but unissued or reacquired Restricted Common Stock, in the aggregate, "Company Stock." In connection with the grant of awards under the Plan, the Corporation may repurchase shares in the open market or otherwise.

    (b)  AGGREGATE AMOUNT

        (1) SHARES. Subject to adjustment under Sections IV(c) and IV(b)(3), the aggregate maximum number of shares of Company Stock that may be subject to awards under the Plan is 4,500,000 plus the number of shares of Company Stock remaining for issuance on the Effective Date of this Plan under the Corporation's 1982 Stock Option Plan and the Corporation's 1984
    Non-Qualified Stock Option Plan. Notwithstanding the foregoing, as of January 1 of each fiscal year after 1991, the aggregate number of shares of Company Stock that may be subject to awards under the Plan will be increased by 1.50% of the number of Chiron Common Equivalent Shares outstanding as of December 31 of the preceding fiscal year. The maximum number of shares of Company Stock with respect to which options may be granted to any employee during the term of the Plan is 1,000,000 shares. Subject to adjustment under Sections IV(c) and IV(b)(3), not more than 4,500,000 shares of Company Stock plus the number of shares of Company Stock remaining for issuance on the Effective Date of this Plan under the Corporation's 1982 Stock Option Plan and the Corporation's 1984 Non-Qualified Stock Option Plan may be subject to Incentive Options (as defined below) granted under the Plan after the Effective Date. "Chiron Common Equivalent Shares" are the total number of outstanding shares of Common Stock plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities. In no event will more than 500,000 shares of Restricted Common Stock, whether in a single series or in multiple series, be subject to award under the Plan.

        (2) RESTRICTED COMMON STOCK. Shares of Restricted Common Stock may be issued under the Plan in one or more separate series. The rights, preferences and privileges, together with the restrictions and limitations and the number of shares, of each series of Restricted Common Stock issuable under the Plan will be set forth in the Corporation's Certificate of Determination of Preferences of Common Stock ("Certificate") as in effect from time to time during the term of the Plan. Shares of each series of Restricted Common Stock will be convertible or exchangeable into shares of Common Stock in accordance with the terms and provisions of the Certificate applicable to that series.

        (3) REUSE OF SHARES. If any outstanding option under the Chiron Prior Plans, the Cetus Prior Plans or this Plan (including the Substitute Options) expires or is terminated or cancelled for any reason (including pursuant to Section X of the Plan but other than pursuant to surrender of the option for a cash payment in accordance with Section XIII of the Plan) before being exercised for the full number of shares to which it applies, then the shares allocable to the unexercised portion of such option will not be charged against the limitations of Section IV(b)(1) and will become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason without being paid in cash or shares of Company Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall not be charged against the limitations of Section IV(b)(1) and will become available again for subsequent grants under the Plan. Shares subject to any option or portion of an option surrendered in accordance with the "Surrender of Options for Cash or Stock" provisions of this Plan, shares for which a cash payment is made in lieu thereof under a restricted share, share unit or share right, and shares forfeited to or repurchased by the Corporation pursuant to its forfeiture and repurchase rights under this Plan will not be available for subsequent awards under the Plan.

    (c) ADJUSTMENTS. In the event any change is made to the Company Stock subject to the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation) then, unless such change results in the termination of all awards, the Committee will make appropriate adjustments to the kind and maximum number of shares subject to the Plan, the kind and maximum number of shares for which options are to be granted to non-employee directors, and the kind and number of shares and, where applicable, price per share of stock subject to outstanding awards.

V.  TERMS AND CONDITIONS OF OPTIONS

    Stock options granted under the Plan may, in the Committee's discretion, be either incentive stock options ("Incentive Options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options. Individuals who are not employees of the Corporation or its subsidiaries may only be granted nonstatutory options. Options will be evidenced by instruments in such form as the Committee may from time to time approve. These instruments will conform to the following terms and conditions and, in the discretion of the Committee, may contain such other terms, conditions and restrictions as are not inconsistent with the following:

    (a) OPTION PRICE. The option price per share will be fixed by the Committee, but in no event will the option price per share be less than eighty-five percent (85%) of the Fair Market Value of the option shares on the date of the option grant; provided, however, that in no event will the option price per share of an Incentive Option be less than one-hundred percent (100%) of the Fair Market Value of the option shares on the date of the option grant. Notwithstanding the foregoing, Substitute Options will have an option price per share determined pursuant to Section III(c) of this Plan and interim Automatic Option Grants will have an option price per share determined pursuant to Section VII(a)(3) of the Plan.

    (b)  NUMBER OF SHARES, TERM AND EXERCISE

        (1) TERM AND NUMBER. Each option granted under the Plan will be exercisable on such date or dates, during such period, and for such number of shares of Company Stock as the Committee determines and sets forth in the instrument evidencing the option. No option granted under the Plan will have an expiration date that is more than 10 years after the date of the option grant.

        (2) EXERCISE. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VIII, the option price for the number of shares for which the option is exercised will become due and payable upon exercise.

        (3) PAYMENT. The option price will be payable in full in cash (including cash equivalents); provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or a combination of the following alternative forms:

           (i) a promissory note authorized pursuant to Section VIII;

           (ii) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Corporation's earnings; or

          (iii) by delivery of a properly executed exercise notice together with
       irrevocable   instructions  to  a  broker  to  promptly  deliver  to  the
       Corporation the amount of sale or loan proceeds to pay the option price.

    (c) TERMINATION OF SERVICES. The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms and conditions of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Corporation or its subsidiaries. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

    (d) INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms and conditions:

        (1) DOLLAR LIMITATION. To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares with respect to which options that are granted after 1986 and that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options will not be treated as Incentive Options. In making such a determination, options will be taken into account in the order in which they were granted. The aggregate fair market value (as of the respective date or dates of grant) of shares of the Company (or parent or subsidiary corporation) for which Incentive Options could be granted to any one individual in a single calendar year before 1987 could not exceed $100,000 at the time of grant, plus unused carryovers from the immediately preceding three calendar years.

        (2) 10% STOCKHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% Stockholder"), then the following special provisions will apply to the option granted to such individual:

           (i) The option price per share of the stock subject to such Incentive Option will not be less than one hundred ten percent (110%) of the Fair Market Value of the option shares on the date of grant; and

           (ii) The option will not have a term in excess of five (5) years from the date of grant.

        (3) SEQUENTIAL EXERCISE. No Incentive Option granted before January 1, 1987 may be exercised while there remains outstanding any other Incentive Option to purchase shares of the Company (or its parent or subsidiary corporation) which was granted at an earlier date to the optionee.

        (4) PARENT AND SUBSIDIARY. For purposes of this Section V(d) "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

    (e)  WITHHOLDING

        (1) OBLIGATION. The Corporation's obligation to deliver stock certificates upon the exercise of an option will be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        (2) PAYMENT. In the event that an option holder is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such limitations and rules as it may adopt, permit the option holder to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the option holder or by making an irrevocable election that a portion of the total value of the shares subject to the option be paid in the form of cash in lieu of the issuance of Company Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

VI.  RESTRICTED SHARES, SHARE RIGHTS AND SHARE UNITS

    (a)  NATURE OF AWARDS

        (1) RESTRICTED SHARES. A restricted share granted under the Plan shall consist of shares of Company Stock, the retention and transfer of which is subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Corporation) as the Committee shall determine. The terms, conditions and restrictions to which restricted shares are subject shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of restricted shares.

        (2) SHARE RIGHTS. A share right granted under the Plan shall consist of the right, subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise), to receive a share of Company Stock (together with cash dividend equivalents if so determined by the Committee) as the Committee shall determine and shall be evidenced by instruments in such form as the Committee may from time to time approve. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights. The terms, conditions and restrictions to which share rights are subject may vary from grant to grant.

        (3) SHARE UNITS. A share unit granted under the Plan shall consist of the right to receive an amount in cash equal to the fair market value of one share of Company Stock on the date of valuation of the unit (together with cash dividend equivalents if so determined by the Committee) less such amount, if any, as the Committee shall specify. The date of valuation and payment of cash under a share unit and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) shall be determined by the Committee. The terms, conditions and restrictions to which share units are subject may vary from grant to grant.

    (b) WITHHOLDING. The Committee may require, or permit an award holder to elect, that a portion of the total value of the shares of Common Stock subject to restricted shares or share rights held by one or more award holders be paid in the form of cash in lieu of the issuance of Company Stock and that such cash payment be applied to the satisfaction of the federal, state and local income and employment tax withholding obligations that arise at the time the restricted shares and share rights become free of all restrictions under the Plan.

    (c) CASH PAYMENTS. The Committee may provide award holders with an election to receive a percentage of the total value of the Company Stock subject to restricted shares or share rights in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee shall specify.

    (d) ELECTIVE AND TANDEM AWARDS. The Committee may award restricted shares, share rights and share units independently of other compensation or in lieu of compensation that would otherwise be paid in cash or stock options, whether at the election of the potential award holder or otherwise. The number of restricted shares, share rights or share units to be awarded in lieu of any cash compensation amount or number of stock options shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in fair market value. In addition, restricted shares, share rights and share units may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify.

    (e) MODIFICATION OF AWARDS. The Committee may, in its sole discretion, modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding restricted share, share right or share unit; provided, however, that no such modification or waiver shall, without the consent of the holder of an outstanding award, adversely affect the holder's rights thereunder.

VII.  AUTOMATIC OPTION GRANTS TO DIRECTORS

    (a) GRANTS. Non-employee members of the Board will automatically be granted nonstatutory options ("Automatic Option Grants") to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section IV(c) hereof) on the dates and terms set forth below:

        (1) CONTINUING DIRECTORS. On the last business day of the second quarter of each fiscal year of the Corporation after the Effective Date of this Plan ("Automatic Grant Date"), each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 3,000 shares of Common Stock.

        (2) NEW DIRECTORS. Each person who is newly elected or appointed as a non-employee member of the Board after the Effective Date of this Plan (other than on an Automatic Grant Date) will receive, on the date of such election or appointment, an Automatic Option Grant to purchase a pro rata number of shares of Common Stock. The pro rata number will be determined by multiplying 250 by the number of whole calendar months between the date of the non-employee director's election or appointment and the next Automatic Grant Date.

        (3) INTERIM GRANTS. Non-employee members of the Board who were newly elected or appointed between July 1, 1990 and the Effective Date of this Plan received grants under this Section VII(a) on the Effective Date of this Plan for a pro rata number of shares calculated as though the grant were made on the date that the non-employee member of the Board was newly elected or appointed ("Interim Grants"). The terms and conditions of these Interim Grants will be determined under Section VII(b) below, as though the date that the non-employee member was elected or appointed was the grant date and as though the date that the non-employee member of the Board received an automatic grant (if any) under the Corporation's 1982 Stock Option Plan was an Automatic Grant Date under this Plan.

        (4)   ADVISORY COUNSELLORS.    Advisory Counsellors  of Cetus  will  not
    qualify for Automatic Option Grants.

    (b)   TERMS  AND CONDITIONS.   The terms  and conditions  applicable to each
Automatic Option Grant will be as follows:

        (1)  PRICE.   The option price  per share will be  equal to one  hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant;

        (2) TERM. The options will have terms of (10) years, measured from the date of grant, and will be exercisable at any time during their term for all or any part of the covered shares; provided, however, that no options may be exercised prior to approval of the Plan by the Corporation's stockholders.

        (3) REPURCHASE. The shares purchased under the options will be subject to repurchase by the Corporation at the original exercise price in the event an optionee ceases to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor.

    The Corporation's repurchase rights will lapse, and the optionee's interest in the purchased shares will vest, in a series of equal annual installments over the five-year period measured from the date of grant; provided the optionee continues to provide such services. In addition, the Corporation's repurchase right will lapse in its entirety, and full vesting will occur, should one or more of the following events occur while the optionee is providing such services: (A) the optionee's death, or (B) the optionee's permanent disability.

        (4) PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

        (5) CESSATION. In the event the optionee ceases to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor, the option may be exercised, within the term of the option, for a period of three (3) months after the date of such cessation (twelve (12) months in the case of cessation by reason of disability or death). In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

VIII.  LOANS AND INSTALLMENT PAYMENTS

    In order to assist an award holder (including an employee who is an officer or director of the Corporation) in the acquisition of shares of Company Stock pursuant to an award granted under the Plan (other than pursuant to the Automatic Option Grant provisions of this Plan), the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Company Stock pursuant to the award (i) the extension of a loan to the award holder by the Corporation, (ii) the payment by the award holder of the purchase price, if any, of the Company Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the award holder from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Company Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

IX.  ASSIGNABILITY

    No award granted under the Plan is assignable or transferable by the award holder other than by Will or by the laws of descent and distribution, and during the lifetime of the award holder, only the award holder may exercise options or exercise the rights provided under awards granted under the Plan.

X.  CANCELLATION AND NEW GRANT OF OPTIONS

    The Committee will have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan, a Cetus Prior Plan or a Chiron Prior Plan (other than options granted under automatic option grant provisions of these plans) and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares, but having an option price per share not less than eighty-five percent (85%) of the Fair Market Value on the new grant date or, in the case of an Incentive Option, one hundred percent (100%) of the Fair Market Value on the new grant date (or, in the case of an Incentive Option granted to a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value). If one or more of the cancelled options is an Incentive Option granted before 1987 under a Cetus Prior Plan or a Chiron Prior Plan, then such option will, solely for purposes of the "sequential exercise" rule applicable to outstanding Incentive Options granted before 1987, be considered to be outstanding until the expiration date initially specified for the option term of such option.

XI.  ACCELERATION AND TERMINATION OF AWARDS

    (a) ACCELERATION. In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of a sale, merger, reorganization, or liquidation, each award will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options, provided, however, that the exercise of accelerated Incentive Options granted prior to 1987 will remain subject to any limitations imposed by the Internal Revenue Code's sequential exercise rule, (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of such an event.

    (b) NO ACCELERATION. No acceleration of awards will occur if the terms of the agreement require as a prerequisite to the consummation of any such sale, merger, reorganization or liquidation that each such award will be either assumed by the successor corporation or parent thereof or be replaced with a comparable award subject to shares of the successor corporation or parent thereof. The determination of such comparability will be made by the Committee, and its determination will be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all awards, whether or not accelerated, will terminate unless assumed pursuant to a written agreement by the successor corporation or parent thereof.

    (c) CORPORATE STRUCTURE. The grant of awards under this Plan will in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

XII.  VALUATION

    With regard to all Substitute Options, Fair Market Value will be determined in accordance with the relevant option plan documents on the date that the outstanding options were granted. With regard to awards granted under this Plan, for all valuation purposes under the Plan, the Fair Market Value of a share of Common Stock or Restricted Common Stock (as the case may be) on any relevant date will be determined in accordance with the following provisions:

    (a) If the Common Stock or Restricted Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.

    (b) If the Common Stock or Restricted Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question on the stock exchange that is the primary market for the stock, as such prices are officially quoted on such exchange.

    (c) If the Common Stock or Restricted Common Stock (as the case may be) is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Committee determines that neither subparagraph (a) nor subparagraph (b) above reflects Fair Market Value of the stock and the award was not granted pursuant to the Plan's Automatic Option Grant provisions, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate, or in the case of Automatic Option Grants, by an independent third party valuation.

XIII.  SURRENDER OF OPTIONS FOR CASH OR STOCK

    (a) STOCK APPRECIATION RIGHTS. If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms and conditions as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the difference between (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable and (ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this Section may be made in shares of Common Stock or Restricted Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate. The option surrender provisions of this Section will not apply to options granted pursuant to the Automatic Option Grant provisions of this Plan.

    (b) LIMITED STOCK APPRECIATION RIGHTS. If outstanding options of Cetus for which Substitute Options are issued pursuant to Section III(c) have Limited Stock Appreciation Rights ("LSARs") attached thereto, then each such LSAR shall be honored by the Corporation in accordance with its terms and remain exercisable for a period of 60 days following the date that stockholders of Cetus approve the Merger; provided, however, that if the LSAR was originally granted within 6 months of the date that Cetus stockholders approve the Merger, then the LSAR will be exercisable for a period of 60 days following expiration of such 6-month period. Upon expiration of the applicable 60 day period, each such LSAR not previously exercised shall expire. Upon exercise of an LSAR, the related option will be cancelled, and Chiron will pay to the LSAR holder an amount in cash for each share with respect to which the LSAR is exercised determined in accordance with the terms of the Cetus Prior Plans.

XIV.  REPURCHASE RIGHTS

    The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation (or its assigns) will have the right, exercisable upon the award holder's termination of employment with, or cessation of services for, the Corporation and its subsidiaries, to repurchase at the original price paid, if any, for such shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which acquired Restricted Common Stock may have been converted or for which Restricted Common Stock may have been exchanged. Any such repurchase right will be exercisable by the Corporation (or its assigns) upon such terms and conditions (including provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee will also have full power and authority to provide for the automatic termination of the Corporation's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the Automatic Option Grant provisions of this Plan) upon the occurrence of any change in control specified in Article XI.

XV.  RIGHT OF FIRST REFUSAL

    The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation has a right of first refusal with respect to the proposed disposition by the award holder (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which purchased Restricted Common Stock may have been converted or for which acquired Restricted Common Stock may have been exchanged. Any such right of first refusal will be exercisable by the Corporation or its assigns in accordance with the terms and conditions specified in the instrument evidencing such right.

XVI.  EFFECTIVE DATE AND TERM OF PLAN

    (a) EFFECTIVE DATE. The Plan is effective on the date that it is approved by the Corporation's stockholders.

    (b) TERM. Incentive Options may be granted under the Plan only within ten years of the Effective Date of the Plan. Subject to this limitation, the Committee may grant awards under the Plan at any time after the Effective Date of the Plan and before the Plan is terminated by the Board.

XVII.  AMENDMENT OR DISCONTINUANCE

    (a) BOARD. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (a) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action may not, without the consent of the award holder, adversely affect rights and obligations with respect to awards outstanding under the Plan; (b) the provisions of the Plan concerning the eligibility of non-employee members of the Board for awards and the amount, price and timing of Automatic Option Grants under this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or rules thereunder; and (c) the Board may not, without the approval of the Corporation's stockholders (1) materially increase the number of shares of Company Stock subject to awards under the Plan (unless necessary to effect the adjustments required under Section IV(c)), (2) materially modify the eligibility requirements for awards under the Plan, or (3) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

    (b) COMMITTEE. The Committee will have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award (other than Automatic Option Grants), to the extent not inconsistent with the Plan.

    (c) SUBSTITUTE OPTIONS. Substitute Options will be subject to amendment in accordance with the terms of this Plan.

XVIII.  NO OBLIGATION

    Nothing contained in the Plan (or in any award granted under this Plan, a Chiron Prior Plan or a Cetus Prior Plan) shall confer upon any employee, consultant, or independent contractor any right to continue in the employ of, or to provide services to, the Corporation or any affiliate or constitute a contract or agreement of employment or for the provision of services, or interfere in any way with the right of the Corporation or an affiliate to reduce such employee's, consultant's or independent contractor's compensation from the rate in existence at the time of the granting of an award or to terminate such employee's, consultant's or independent contractor's employment or services at any time, with or without cause; but nothing contained in the Plan or in any award granted under this Plan shall affect any contractual rights of an employee pursuant to a written employment agreement.

XIX.  USE OF PROCEEDS

    The cash proceeds received by the Corporation pursuant to awards granted under the Plan will be used for general corporate purposes.

XX.  COMPLIANCE

    (a) FEDERAL AND STATE LAWS. No option may be exercised, and the Corporation will not be obligated to issue stock under any award unless, in the opinion of counsel for the Corporation, such exercise and issuance is in compliance with all applicable federal and state securities laws. As a condition to the grant of any award, or to the issuance of stock under any award, the Committee may require that the award holder agree to comply with such provisions of federal and state securities laws as may be applicable to such grant, or to the sale of stock acquired pursuant to the Plan, and that the award holder deliver to the Corporation a written agreement, in form and substance satisfactory to the Corporation and its counsel, implementing such agreement.

    (b) INFORMATION. The Corporation will furnish to each award holder participating in the Plan (other than a key employee or a director) a copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year, and additional copies will be furnished, without charge, to such award holders upon request to the Secretary of the Corporation.

                                   APPENDIX A
           SPECIAL PROVISIONS RELATED TO 1995 CIBA-GEIGY TRANSACTION

    Those persons holding options to acquire shares of Common Stock under the Corporation's 1991 Stock Option Plan on November 20, 1994 are granted the following rights ("Rights") with respect to each such option:

    (i) the right to receive upon the closing of the tender offer contemplated under the Investment Agreement entered into on such date among the Corporation and Ciba-Geigy Limited, Ciba-Geigy Corporation and Ciba Biotech Partnership, Inc. (the "Closing") a cash payment equal to (A) 37.33% of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares and

    (ii) with respect to the remaining shares of Common Stock subject to each such option, the right, exercisable at any time after the later of the Closing or the date that such an option first becomes exercisable with respect to such shares, to surrender that portion of such option relating to 37.33% of such shares in return for a cash payment equal (A) to the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered. However, the grant and exercise of any such right with respect to any officer or director subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to stockholder approval of the grant of such rights at the Corporation's 1995 stockholder meeting. The grant of such rights, which are made with respect to 1,858,776 optioned shares shall be in addition to, and shall not count against, the aggregate and annual limits on the number of shares with respect to which other awards under the Plan may be made to all individuals and/or a single individual.

                                                                         ANNEX 2
                               CHIRON CORPORATION
             1995 EXECUTIVE OFFICER VARIABLE CASH COMPENSATION PLAN

    This 1995 Executive Officer Variable Cash Compensation Plan (the "Plan") is established by Chiron Corporation (the "Company") effective for fiscal years beginning after December 31, 1994.

1.  PURPOSE

    The purposes of the Plan are to:

    (A) Promote the interests of the Company.

    (B) Provide incentives and rewards to senior executives, as a group and individually, who are largely responsible for the management, growth and profitability of the Company.

    (C) Focus incentives upon building value for stockholders by linking senior executive compensation to the Company's performance as measured by net income and the market value of the Company's stock.

2.  ADMINISTRATION

    The Plan will be administered by the Company's Compensation Committee (the "Committee") or a subcommittee thereof that satisfies the requirements of
Section 162(m) of the Internal Revenue Code of 1986 or successor provision ("Section 162(m)"). The Committee will have full authority to administer the Plan, including authority to interpret and construe any relevant provision of the Plan, determine eligibility for an award and to adopt such rules and regulations as it may deem necessary. Decisions of the Committee are final and binding on all persons who have an interest in the Plan. Should any further limitation on bonuses payable under the Plan be necessary to satisfy the requirements of Section 162(m) under final regulations thereunder in order that compensation paid under the Plan be performance-based, such limitations shall apply.

3.  ELIGIBILITY AND PARTICIPATION

    (A) The executives eligible to participate in the Plan for any fiscal year shall be each officer of the Company at the level of Vice President or above.

    (B) Participants are approved for each fiscal year by the Committee by name or position and will not be eligible for an award for any fiscal year unless explicitly approved for such fiscal year. Participants may, at the discretion of the Committee, be approved for participation for part of a fiscal year on a pro-rata basis.

    (C) No executive shall participate in the Plan for any fiscal year if he/she participates in any other Company- sponsored incentive, sales or bonus plan for that fiscal year, unless such participation is approved by the Committee.

    (D) If an executive's employment is terminated during a fiscal year, the Committee may, in its sole discretion, reduce or cancel the participation of such executive for that year. Absent special circumstances, no participant may receive any award under the Plan for any fiscal year if he/she terminates employment before the end of that fiscal year for any reason other than Company-approved retirement after attaining age 65, death, disability or involuntary termination without cause.

4.  DETERMINATION OF BONUSES

    (A) The Committee shall establish a target bonus for each eligible participant, either by name or position, for such fiscal year, payable if a specified Company performance goal is satisfied for such fiscal year. The target bonus payable to any Participant for any fiscal year shall be a specified percentage (not to exceed 150%) of that participant's salary for the fiscal year, but in no event shall exceed $1,000,000. Both the specified percentage and the Company performance goal for a fiscal year shall be determined by the Committee within the first ninety (90) days of such fiscal year of the Company (or within such earlier period as shall be required under Section 162(m)).

    (B) The performance goal for each fiscal year shall be based on one of the following measures of the Company's performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock and/or one or more of the following measures of the Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on equity or a percentage or absolute dollar increase in return on equity. The Committee may provide for alternative levels of bonus depending on relative performance toward a performance goal. The Committee may establish a goal based on one or more measures of net income or may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal.

    (C) For purposes of this Plan, net income shall be net income of the Company and its consolidated subsidiaries as reported by the Company and certified by its independent public accountants, but the Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring\reorganization charges, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters), depreciation, interest or taxes.

    (D) Final payouts are subject to the approval of the Committee and shall occur as soon as practical after the close of the Company's financial books for the fiscal year. The Committee reserves the right to reduce or cancel any payout that would otherwise be due to a participant if, in its sole discretion, the Committee deems such action warranted based on other circumstances relating to the performance of the Company or the participant.

5.  DEFERRAL OF BONUSES

    (A) The Committee may, subject to such limits as the Committee may specify, permit a participant in the Plan to defer all or part of the bonus awarded to him/her with respect to any fiscal year by executing and delivering to the Company a deferral election form provided by the Committee no later than the date specified in the notification to the participant of his/her participation for such fiscal year.

    (B) The deferred bonus will be credited to a special book account maintained for each participant and will accrue earnings based on a reasonable rate of interest or on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein) such that the amount payable by the employer at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Distribution of the deferred bonus plus accrued interest will be made at such time or times and in such manner as the participant shall specify at the time he/she files the deferral election forms, subject, however, to such restrictions and limitations as the Committee may from time to time impose.

    (C) The obligation to pay a deferred bonus plus earnings shall at all times be an unfunded and unsecured obligation of the Company. The participant and his/her beneficiary(ies) shall look exclusively to the general assets of the Company, as general creditors of the Company. The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The participant shall have no right to assign, pledge or encumber his/her interest in the amount credited to the deferred bonus account. The participant may, however, designate one or more beneficiaries to receive the account balance in the event of his/her death.

6.  AMENDMENT/TERMINATION

    The Company hereby reserves the right, exercisable by the Committee, to amend the Plan at any time and in any respect or to discontinue and terminate the Plan in whole or in part at any time, subject to Section 7. Amendment or termination may be effective with respect to any amount which has not yet been paid out, except that amounts which have been credited to a deferred bonus account shall be paid out in accordance with the applicable deferral election or, if the Committee so determines upon termination of the Plan, distributed to such participant as soon as practicable after termination of the Plan. In no event shall any award be increased, other than pursuant to Section 4(C), after the last day that an award must be specified for qualification as performance-based compensation under Section 162(m).

    No provision of the Plan shall be deemed to constitute a commitment of the Company to pay, or to confer any contractual or other rights upon a participant to receive a bonus award for any one or more fiscal years or to confer upon any participant any right to continue in the employ of the Company or to constitute any contract or agreement of employment or to interfere in any way with the right of the Company to terminate a participant's employment at any time, with or without cause, but nothing contained herein shall affect any contractual right of a participant pursuant to a written employment agreement.

7.  TERM AND SHAREHOLDER APPROVAL

    In no event shall any award be made under the Plan for any fiscal year after the fiscal year beginning in calendar year 1999. The Plan, awards under the Plan, and any amendment to the Plan which would change the class of executives who are eligible to receive awards under the Plan or the permissible amount of such awards shall be subject to approval of the Company's shareholders in such manner and with such frequency as shall be required under Section 162(m).

                               CHIRON CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. William J. Rutter and Dr. Edward E. Penhoet, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Chiron Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1450 53rd Street, Emeryville, California, on May 18, 1995 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

                                                                I PLAN TO ATTEND
                                                                 THE MEETING
                                                                     / /

1.  ELECTION OF DIRECTORS     / / FOR all nominees      / / WITHHOLD AUTHORITY
    (THE BOARD OF DIRECTORS   listed below                to vote for all
    RECOMMENDS A VOTE FOR.)     (except as marked to      nominees listed below.
                                the contrary below).

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL
                NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Dr. Gilbert F. Amelio - Dr. Edward E. Penhoet - Dr. Henri Schramek - Mr. Pierre
                                     Douaze

2. Proposal to approve amended Chiron 1991 Stock Option Plan as set forth in the Chiron Corporation Proxy Statement for the Annual Meeting of Stockholders to be held May 18, 1995. (The Board of Directors recommends a vote FOR.)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to adopt the Chiron Corporation 1995 Executive Officer Variable Cash Compensation Plan as set forth in the Chiron Corporation Proxy Statement for the Annual Meeting of Stockholders to be held May 18, 1995. (The Board of Directors recommends a vote FOR.)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

4. Proposal to ratify the selection of KPMG Peat Marwick as independent public accountants for the Company for the fiscal year ending December 31, 1995. (The Board of Directors recommends a vote FOR.)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
                                                 Dated ___________________, 1995
                                                     (Be Sure to Date Proxy)
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                            Signature

                                                 Please  sign  exactly  as  name
                                                 appears at  left.  When  shares
                                                 are held by joint tenants, both
                                                 should  sign.  When  signing as
                                                 attorney, executor,
                                                 administrator,   trustee,    or
                                                 guardian,   please   give  full
                                                 title as such. If a
                                                 corporation,  please  sign   in
                                                 full corporate name by
                                                 President  or  other authorized
                                                 person.   If   a   partnership,
                                                 please sign in full partnership
                                                 name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE